As filed with the Securities and Exchange Commission on June 26, 2007

File No: 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Heckmann Corporation

(Exact name of registrant as specified in its charter)

Delaware	6770	26-0287117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

75080 Frank Sinatra Dr.

Palm Desert, California 92211

(760) 341-3606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard J. Heckmann Chief Executive Officer 75080 Frank Sinatra Dr.

Palm Desert, California 92211

(760) 341-3606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 900714 (213) 687-5000 (213) 687-5600—Facsimile	William H. Hinman, Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000 (650) 251-5002—Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.001 par value, and one warrant (2)	71,875,000	$8.00	$575,000,000	$17,652.50
Shares of common stock included as part of the units (2)	71,875,000	—	—	—	(3)
Warrants included as part of the units (2)	71,875,000	—	—	—	(3)
Shares of common stock underlying the warrants included in the units (2)(4)	71,875,000	$6.00	$431,250,000	$13,239.38
Representative’s unit purchase option	1	$100.00	$100	—	(3)
Units underlying the representative’s unit purchase option (“Representative’s Units”)	3,125,000	$10.00	$31,250,000	$959.38
Shares of common stock included as part of the Representative’s Units	3,125,000	—	—	—	(3)
Warrants included as part of the Representative’s Units	3,125,000	—	—	—	(3)
Shares of common stock underlying the warrants included in the Representative’s Units (4)	3,125,000	$7.50	$23,437,500	$719.54
Total			$1,060,937,600	$32,570.80
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 9,375,000 units, 9,375,000 shares of common stock and 9,375,000 warrants underlying such units that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, we are also registering an indeterminate number of additional shares of common stock that are issuable by reason of the anti-dilution provisions of the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2007

$500,000,000

Heckmann Corporation

62,500,000 Units

Heckmann Corporation is a blank check company recently formed for the purpose of acquiring or acquiring control of one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, stock exchange, asset acquisition, reorganization or similar business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is the initial public offering of our units. Each unit consists of:

•	one share or common stock; and

•	one warrant.

We are offering 62,500,000 units. We expect that the public offering price will be $8.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00 per share commencing on the later of our consummation of a business combination and             , 2008 [one year from the effective date of the registration statement], provided in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect. The warrants will expire on             , 2011 [four years from the effective date of the registration statement], unless earlier redeemed.

Our founders have agreed to purchase 4,500,000 warrants at a price of $1.00 per warrant and 687,500 units at a price of $8.00 per unit ($10,000,000 in aggregate) in a private placement that will occur immediately prior to the consummation of this offering. The proceeds from the sale of the units and warrants in the private placement will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination within 24 months after the consummation of this offering. The founders’ warrants and units will be substantially similar to the warrants and units sold in this offering. Our founders have agreed not to transfer, assign or sell any of these securities until one year after we consummate a business combination, except that the 4,500,000 founders’ warrants may be transferred after the 90th day following the consummation of a business combination.

Currently, no public market exists for our units, common stock or warrants. We will apply to list our units, common stock and warrants on the American Stock Exchange under the symbols “            ”, “            ” and “            ”, respectively, and we anticipate that the units will trade on the American Stock Exchange promptly after the effective date of the registration statement. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) after the earlier to occur of the expiration of the underwriters’ over-allotment option and its exercise in full. We expect that once the securities comprising the units begin separate trading, our common stock and warrants will also be traded on the American Stock Exchange.

The underwriters have a 45-day option to purchase up to a maximum of 9,375,000 additional units from us to cover over-allotments of units on the same terms set forth below. We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 3,125,000 units at $10.00 per unit. The warrants issued as part of such units will be exercisable at $7.50 per share. We estimate the fair value of the option to be $             using the Black-Scholes option pricing method, as shown in more detail on page 41. The units issuable upon exercise of this option are otherwise identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Investing in our units involves risks. See “ Risk Factors” beginning on page 17. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. See page 53.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to Heckmann Corporation
Per Unit	$8.00	0.56	7.44
Total	$500,000,000	35,000,000	465,000,000

(1)	Includes $0.28 per unit, or $17,500,000 ($20,125,000 if the underwriters’ over-allotment option is exercised in full), which equals 3.5% of the gross proceeds and which the underwriters have agreed to defer until the consummation of our initial business combination. If a business combination is not consummated, the deferred underwriting discounts and commissions will not be paid. No discounts or commissions are payable with respect to the units purchased in the private placement. The underwriters will not be entitled to any interest accrued on the deferred discounts and commissions. See “Underwriting.”

Of the approximate net proceeds we receive from this offering and the private placement as described in this prospectus, $491,750,000 (approximately $7.78 per share entitled to receive distributions upon our liquidation) will be deposited into a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. None of the funds held in trust will be released from the trust account until the earlier of the consummation of a business combination or our dissolution and liquidation, other than to pay taxes on the income from the funds held in the trust account; provided, however, a portion of the interest earned on the trust account (net of taxes) will be released to us to cover our operating expenses. Apart from interest withdrawal to pay taxes on the income from the funds held in the trust account, we will withdraw interest to cover our operating expenses until a maximum of $4,500,000 of such interest has been released from the trust account. We will dissolve and promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest then in the trust account, net of taxes payable on such interest) plus any of our remaining net assets if we do not consummate a business combination within 24 months after the consummation of this offering. This 24-month period may not be extended, even if we have entered into a letter of intent but have not consummated a business combination before the expiration of the 24 months. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders.

We are offering the units for sale on a firm-commitment basis. Delivery of the units, in book-entry form only, will be made on or about             , 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

Roth Capital Partners

The date of this prospectus is             , 2007.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “company,” “our company” or “Heckmann” refer to Heckmann Corporation;

•	references to our “founders” refer to Heckmann Acquisition, LLC and our officers and directors;

•

references to “business combination” mean our initial acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination pursuant to which we will require that a majority of the shares of common stock voted by our public stockholders are voted in favor of the acquisition and less than 30% of our public stockholders both vote against the proposed acquisition and exercise their conversion rights; and

•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a blank check development stage company organized under the laws of the State of Delaware on May 29, 2007. We were formed to acquire or acquire control of one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination, which we refer to throughout this prospectus as a business combination. To date, our efforts have been limited to organizational activities, including the issuance of 17,968,750 units to our founders (of which up to 2,343,750 units are subject to redemption to the extent the underwriters’ over-allotment option is not exercised in full), and activities related to this offering.

Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we intend, after consummation of this offering, to focus on various industries and target businesses that capitalize on growth in the global economy. Our efforts in identifying prospective target businesses will not be limited to a particular industry or geography. We do not currently have any specific business combination or specific target under consideration. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering.

We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While management intends to utilize these criteria in evaluating business combination opportunities, no individual criterion is intended to entirely determine a decision to pursue a particular opportunity. Further, a particular business combination opportunity which management ultimately determines to pursue, may not meet one or more of these criteria:

•	Defensible business niche;

•	Opportunities for add-on acquisitions;

•	Spin-off / divestitures from larger companies; and

•	History of profitability and strong free cash flow.

We will seek to capitalize on the significant acquisition, governance and corporate formation experience of our Chairman and CEO, Richard J. Heckmann. Mr. Heckmann has founded four companies and has helped execute numerous acquisitions.

Mr. Heckmann served as CEO and Chairman of the Board of Directors of K2 Inc., or K2, a manufacturer of sporting goods equipment, which has recently signed a definitive merger agreement pursuant to which Jarden Corporation will acquire K2. Mr. Heckmann expects to retire from his position as Chairman of K2 on August 1, 2007. During his tenure as Chairman and CEO of K2 beginning in late 2002, K2 (which was in workout status at that time) more than doubled revenues, which grew from approximately $582 million for the year ended December 31, 2002 to approximately $1.4 billion for the year ended December 31, 2006 and tripled net income which grew from approximately $12.07 million for the year ended December 31, 2002 to approximately $37.7 million for the year ended December 31, 2006. Prior to his involvement in K2, Mr. Heckmann founded and was CEO of U.S. Filter Corporation in 1990. Through a series of acquisitions, U.S. Filter grew from annualized revenues of approximately $17 million in 1990 to over $5 billion in 1999, when it was acquired by Vivendi S.A. of Paris, France for approximately $8.2 billion, including the assumption of approximately $1.8 billion of debt. Mr. Heckmann is also part owner of the National Basketball Association Phoenix Suns franchise.

In 1971, Mr. Heckmann founded and became Chairman of the Board of Tower Scientific Corporation, which grew into the largest manufacturer of custom prosthetic devices in the United States. In 1977, Tower Scientific was acquired by the Hexcel Corporation. Mr. Heckmann is also a founding shareholder of Callaway Golf, Inc.

Mr. Heckmann was appointed associate administrator for finance and investment of the Small Business Administration, or SBA, in Washington, D.C., from 1978 to 1979, where he was responsible for small business lending and venture capital investments made by the United States government. He served as a director of MPS Group, Inc. from April 2003 through March 2004, Philadelphia Suburban Corporation from August 2000 through February 2002, United Rentals, Inc. from October 1997 through May 2002, Waste Management Inc. from January 1994 through January 1999 and Station Casinos, Inc. from April 1999 through March 2001. In 2003, Mr. Heckmann was appointed to a special governance committee of the New York Stock Exchange, the Corporate Accountability and Listing Standards Committee. He also served as chairman of the Listed Company Advisory Committee of the New York Stock Exchange from 2001 to 2003.

In addition to Mr. Heckmann, we will seek to capitalize on the significant business experience and contacts of our Board of Directors. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating an acquisition. None of these individuals has been or currently are principals of or affiliated with a blank check company. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify and consummate an acquisition.

Mr. Quayle served as a congressman, senator and the 44th Vice President of the United States. During his tenure as Vice President, President George H.W. Bush named Dan Quayle head of the Council of Competitiveness, which worked to ensure America’s international competitiveness in the 21st century. He made official visits to numerous countries and was Chairman of the National Space Council.

Since leaving public office, Dan Quayle has authored three books, including Standing Firm, A Vice-Presidential Memoir. He established and sold an insurance business in Indiana. For two years he was a distinguished visiting professor of international studies at Thunderbird, The American Graduate School of International Management.

Dan Quayle joined Cerberus Capital Management, L.P., or Cerberus, in 1999, and currently serves as Chairman of Cerberus Global Investments. Cerberus is one of the world’s leading private investment firms, with over $27 billion in committed capital and offices in New York, Chicago, Los Angeles, Atlanta, London, Baarn (The Netherlands), Frankfurt, Osaka and Tokyo. As Chairman of Cerberus Global Investments, Dan Quayle has been actively involved in new business sourcing and marketing for Cerberus in North America, Asia and Europe.

Mr. Quayle is also currently a director of K2, but expects to resign from his position as a director of K2 on August 1, 2007. He is also a director of Aozora Bank, Tokyo, Japan.

Dr. Alfred E. Osborne, Jr. is the Senior Associate Dean in the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor since 1972 and has served the school in various capacities over the years. Currently, he also serves as the Faculty Director of the Harold Price Center for Entrepreneurial Studies at UCLA. Dr. Osborne is a member of the Board of Directors of Kaiser Aluminum, Inc., EMAK Worldwide, Inc., Wedbush, Inc. and K2, but expects to resign from his position as a director of K2 on August 1, 2007. Dr. Osborne also serves as a director of First Pacific Advisors’ Capital, Crescent and New Income Funds.

Lou L. Holtz became a college football television analyst for ESPN after his retirement as the head football coach of the University of South Carolina. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996, two seasons at the University of Minnesota from 1984 to 1985, seven seasons at the University of Arkansas from 1977 to 1983, four seasons at North Carolina State University from 1972 to 1975 and three seasons at William and Mary from 1969 to 1971. Mr. Holtz spent 1976 as the head coach of the New York Jets of the National Football League. Mr. Holtz is a noted motivational speaker and is the author of The Fighting Spirit. Mr. Holtz is a director of K2, but expects to resign from his position on August 1, 2007.

Immediately prior to the consummation of this offering, we will privately sell 556,250 units at a price of $8.00 per unit and 4,500,000 warrants at a price of $1.00 per warrant, for an aggregate of $8,950,000, to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann. In addition, we will privately sell a total of 131,250 units at a price of $8.00 per unit to our directors, other than Mr. Heckmann, for an aggregate of $1,050,000. The founders’ warrants and units will be substantially similar to the warrants and units sold in this offering, although our founders have agreed to place these warrants and units in escrow until after consummation of a business combination.

We believe that the net proceeds of this offering and the private placement offerings will enable us to pursue either “spin-off” transactions with larger, well-established companies or acquisitions of mid-cap companies. However, we may need to raise additional funds through offerings of debt or equity securities if such funds were required to consummate a business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

The $10,000,000 of proceeds from the sale of the founders’ units and warrants will be added to the proceeds of this offering and will be held in the trust account pending our consummation of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $10,000,000 proceeds from the sale of the founders’ units and warrants will be part of the liquidating distribution to our public stockholders (including our founders with respect to the 687,500 private placement units), the common stock that is part of the units will be entitled to distributions from the trust and the warrants will expire worthless.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $17,500,000, or $20,125,000 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. Although we have no limitation on our ability to raise additional funds through the sale of securities or the incurrence of indebtedness that would enable us to consummate a business combination having a total fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such an acquisition, no such financing arrangements have been entered into or contemplated. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target company, the value of the interest that we acquire will be equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions). In all instances, we would be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

None of our officers or directors will receive any compensation prior to the consummation of our initial business combination, except for reimbursement of out-of-pocket expenses incurred by them on our behalf and repayment of a loan for $258,300, plus interest, made by Mr. Heckmann to fund a portion of the expenses owed by us to third parties relating to the offering contemplated by this prospectus. See “Use of Proceeds.”

Our executive offices are located at 75080 Frank Sinatra Dr., Palm Desert, California 92211, and our telephone number is (760) 341-3606.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Securities offered	62,500,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants	We intend for the units to begin trading on or promptly after the effective date of the registration statement. Each of the common stock and warrants, without any securityholder having to take any action, may trade separately from and after the 5th day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the common stock and warrants trade separately until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly following the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option only if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated audited financial information to reflect the exercise of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Number of securities to be outstanding:(1)

	Prior to the Private Placement and this Offering	After the Private Placement	After the Private Placement and this Offering
Units	15,625,000	16,312,500	78,812,500
Common Stock	15,625,000	16,312,500	78,812,500
Warrants	15,625,000	20,812,500	83,312,500

(1)

Does not include 2,343,750 units (and the common stock and warrants underlying such units) issued to our founders which are subject to redemption to the extent the underwriters’ option is not exercised in full.

Warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00, subject to adjustment

Exercise period	The warrants will become exercisable on the later of:

• the consummation of a business combination, and

• [ ], 2008 [one year from the effective date of the registration statement].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the effective date of the registration statement] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants:

• in whole and not in part,

• at a price of $0.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

•    if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

Founders’ initial investment	On June 21, 2007, we sold 17,968,750 units at an aggregate price of $71,875, or $0.004 per unit, to our founders. Of this total, 17,468,750 units were issued to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann. The remaining 500,000 units were issued to the members of our board of directors other than Mr. Heckmann. The units and the common stock and warrants comprising them will be identical to the units, common stock and warrants offered by this prospectus. Our founders have agreed not to transfer, assign or sell any of these securities (subject to certain limited exceptions for estate planning purposes) until one year after we consummate a business combination, after which time they will be entitled to certain registration rights. Up to 2,343,750 of these units will be redeemed by us at the original issue price of $0.004 per share, to the extent the underwriters do not fully exercise the over-allotment option granted to them.

Securities to be sold to Heckmann Acquisition, LLC	Immediately prior to the consummation of this offering, we will privately sell 556,250 units at a price of $8.00 per unit and 4,500,000 warrants at a price of $1.00 per warrant, for an aggregate of $8,950,000, to Heckmann Acquisition, LLC. In addition, we will privately sell a total of 131,250 units at a price of $8.00 per unit to our directors, other than Mr. Heckmann, for an aggregate of $1,050,000. This $10,000,000 will be placed in the trust account for the benefit of our public stockholders and investors in the 687,500 privately placed units. The privately placed units and warrants will be identical to the units and warrants offered by this prospectus. Our founders have agreed not to transfer, assign or sell any of these securities until one year after we consummate a business combination, except that the 4,500,000 founders’ warrants may be transferred after the 90th day following the consummation of a business combination. These securities will be entitled to certain registration rights as described under “Description of Securities—Registration Rights.”

Proposed American Stock Exchange symbols for our:

Units Common stock Warrants	“ ” “ ” “ ”

Proceeds from offering and private placement to be held in trust	After payment of estimated offering expenses of $750,000, the approximate net proceeds of this offering and the private placement of units and warrants will be approximately $491,750,000 (approximately $7.78 per share entitled to receive distributions upon our liquidation), or $564,125,000 (approximately $7.77 per share entitled to receive distributions upon our liquidation) if the underwriters exercise their over-allotment option in full, and such amount will be placed in trust. The trust amount will also include the underwriters’ deferred discount of $17,500,000 ($0.28 per unit) and an aggregate of $10,000,000 for the purchase price of the 687,500 units and 4,500,000 warrants by our founders in a private placement immediately prior to the consummation of this offering. The $491,750,000 trust amount will be held in an account maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters’ discount and the placement of such deferred discount in a trust account and that the inclusion in the trust account of the purchase price of the units and warrants purchased by Heckmann Acquisition, LLC is a benefit to our public stockholders because additional proceeds will be available for possible distribution to our public stockholders if a dissolution and liquidation of our company occurs prior to the consummation of a business combination.

These proceeds will not be released until the earlier of the consummation of a business combination or our dissolution and liquidation; provided, however, that a portion of the interest earned on funds held in the trust account will be released to us to cover our operating expenses and to pay any income taxes on the interest earned by the funds held in the trust account. We will withdraw interest to cover our operating expenses until a maximum of $4,500,000 of such interest has been released from the trust account. Therefore, unless and until a business combination is consummated, the remaining proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target acquisition and the negotiation of an agreement to acquire a target acquisition. These expenses, related to and incurred prior to a possible business combination, will be paid by us from the $4,500,000 of interest earned and withdrawn by us from the trust account. The underwriters have agreed to defer $17,500,000 of their underwriting discount, equal to 3.5% of the gross proceeds of the public portion of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount.

The proceeds held in trust may be subject to claims which would take priority over the claims of our public stockholders and, as a result, the per share liquidation price could be less than $7.78 (or less than approximately $7.77 if the underwriters exercise their over-allotment option in full) due to claims of such creditors.

There will be no fees, reimbursements or cash payments made to our directors or their affiliates other than:

• repayment of a loan of $258,300 that was made to us by Mr. Heckmann to cover offering expenses;

•    a payment of an aggregate of $10,000 per month to Mr. Heckmann for office space, administrative services and secretarial support from the consummation of this offering until the earlier of our consummation of a business combination or our liquidation; and

• reimbursement of out-of-pocket expenses incident to identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date.

Our board of directors will review and approve all expense reimbursements made to our directors.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Amounts held in the trust account that will be released to us on closing of our initial business combination	All amounts held in the trust account that are not:
• distributed to public stockholders who exercise conversion rights (as described below),

• released to us as interest income,

• used to pay any income taxes on the interest earned by the funds held in the trust account, or

• payable to the underwriters for deferred discounts and commissions,

will be released to us on closing of our initial business combination.

At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who exercise their conversion rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $17,500,000 (or $20,125,000 if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies, or for working capital.

Stockholders must approve business combination	We are required to and will seek stockholder approval before we consummate our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required for our business combination, our founders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in or following this offering in any manner as they may determine in their sole discretion. As a result, a founder who acquires shares in or after this offering, and is therefore a public stockholder with respect to such shares of common stock, may vote against the proposed business combination with respect to such shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with a business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below.

Following the consummation of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

We will not enter into a business combination with any of our founders or any of their affiliates.

Conditions to consummating our business combination	Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such business combination. In addition, after the business combination we must be the controlling shareholder of the target company, meaning that we must own at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

Conversion rights for stockholders voting to reject a business combination	If our initial business combination is approved and consummated, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including interest income earned on the trust account (including a pro rata portion of the deferred underwriters’ discount), net of (1) interest amounts previously distributed to us, up to a maximum of $4,500,000 and (2) income taxes payable on the interest income on the trust account. Our founders will not have such conversion rights with respect to the 17,968,750 shares of common stock owned by them, directly or indirectly, prior to this offering and the private placement. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their total conversion price as promptly as practicable after consummation of a business combination and will continue to have the right to exercise any warrants they own. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to $167,540,617 (assuming the over-allotment option is exercised in full and the conversion of the maximum of approximately 29.99% of the eligible shares of common stock) plus a pro rata portion of any interest retained in the trust account. We intend to structure and consummate any potential business combination in a manner such that if approximately 29.99% of our public stockholders voted against our initial business combination and converted their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account, the business combination could still go forward. The initial per-share conversion price is approximately $7.78 per share (or approximately $7.77 per share if the underwriters exercise their over-allotment option in full).

Dissolution and liquidation if no business combination is consummated	If we do not consummate a business combination within 24 months after the consummation of this offering, our amended and restated certificate of incorporation provides that we will liquidate, and we will not be able to engage in any other business activities.

Upon our dissolution, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the amount then in our trust account (which amount would not include the $4,500,000 of interest to be released to us), net of taxes. They also will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations.

Holders of our common stock sold in this offering may receive less than their proportional share of our trust account if and to the extent that creditors that have claims that cannot be satisfied by our remaining assets not held in trust reach into the trust account for settlement of their claims. In addition, such holders may be held liable for claims by creditors against us to the extent of distributions received by them in dissolution. While we will seek waivers from all target acquisitions, vendors and service providers to make claims against the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Heckmann Acquisition, LLC has agreed that, if we dissolve and liquidate prior to a business combination, it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target acquisitions for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such business. However, there is no guarantee that the assets of Heckmann Acquisition, LLC will be sufficient to satisfy any such claims.

Our founders have agreed to vote the shares beneficially owned by them in favor of our dissolution in the event we are unable to timely consummate a business combination. Our founders have waived their right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to the 17,968,750 shares owned by them prior to this offering and the private placement. In addition, the underwriters have agreed to waive their rights to $17,500,000, or $20,125,000 if the over-allotment option is exercised in full, of deferred underwriting discounts and commissions deposited in the trust account in the event we dissolve prior to the consummation of a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of warrants will terminate upon our liquidation. We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $100,000 to $125,000, from our remaining assets outside of the trust account. Heckmann Acquisition, LLC has agreed to pay the costs of dissolution and liquidation in the event our remaining assets outside of the trust account are insufficient to pay those costs; however, there is no guarantee that the assets of Heckmann Acquisition, LLC will be sufficient to satisfy our dissolution and liquidation expenses.

Escrow of founders’ securities	On the effective date of the registration statement, our founders will place the units and warrants they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), none of these securities can be sold or transferred until one year following the consummation of our initial business combination, except that the 4,500,000 founders’ warrants may be transferred after the 90th day following the consummation of a business combination.

Underwriters’ purchase option	We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 3,125,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to the other units offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The option may be exercised on a cashless basis, such that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will relinquish a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis and the exercise price, if any, with respect to the warrants will be paid directly to us. The option and the 3,125,000 units, the 3,125,000 shares of common stock and the 3,125,000 warrants underlying such units, and the 3,125,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers, Inc., or NASD, and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. The securities underlying the option will be entitled to certain registration rights as described under “Description of Securities—Purchase Option.”

RISKS

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check development stage company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 16 of this prospectus. Some of our other risks include the following:

•	We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

•	Our ability to continue as a going concern is dependent on us raising funds in this offering.

•

If we are forced to dissolve and liquidate before a business combination and distribute the amounts held in the trust account, our public stockholders could receive less than $8.00 per share and our warrants will expire worthless.

•

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $7.78 per share entitled to receive distributions upon our liquidation held in trust at the closing of this offering in the absence of any claims.

•	Since we have not yet selected any target acquisition with which to consummate a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

•	Our ability to successfully consummate a business combination and to be successful thereafter will be largely dependent upon the efforts of our directors and officers.

•	Initially, we may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

•

Our officers and directors may have conflicts of interest caused by their current and potential future affiliation with other business entities and by their ownership of units, shares of common stock and warrants that will not participate in liquidation distributions.

•

Prior to the consummation of this offering and the private placement, our founders will have paid an aggregate of $71,875, or $0.004 per unit, for their initial units and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

SUMMARY FINANCIAL DATA

The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	June 22, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficit)	$(43,125)	473,939,200
Total assets	$445,175	$474,312,500
Total liabilities (2)	$373,300	$—

Value of common stock which may be converted to cash ($0.004 per share, actual; approximately $7.78 per share, as adjusted)	$9,375	$145,874,992
Stockholders’ equity (3)	$62,500	$328,437,508

(1)	Excludes the $100 purchase price for the purchase option issued to the underwriters.
(2)	Excludes deferred underwriting fees equal to 3.5% of the gross proceeds of this offering that the underwriters have agreed to defer until the consummation of a business combination.
(3)	Excludes 18,749,999 shares of common stock, at an initial per-share conversion price of approximately $7.78, subject to possible conversion.

The “as adjusted” information gives effect to the sale of the units that we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds. This also includes $17,500,000 of deferred underwriting fees which are payable only upon the consummation of a business combination.

The as adjusted working capital and total assets amounts include the $491,750,000 trust amount, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus; provided, however, that up to $4,500,000 of the interest earned on funds held in the trust account will be released to us to cover our operating expenses. The $491,750,000 trust amount includes the $17,500,000 being held in the trust account representing the underwriters’ deferred discount. If a business combination is not consummated, in accordance with our certificate of incorporation, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Upon dissolution, the proceeds then held in the trust account, including the deferred underwriting discounts and commissions, and interest thereon, net of income taxes on such interest and the $4,500,000 of such interest distributed to us for expenses, will be distributed as soon as practicable solely to our public stockholders. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our founders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the 17,968,750 shares of common stock owned by them immediately prior to this offering and the private placement.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account. Accordingly, we may still consummate a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their conversion rights. If this occurs and a business combination is consummated, we could be required to convert to cash from the trust account up to approximately 29.99% of the 62,500,000 shares sold in this offering, or 18,749,999 shares of common stock, at an initial per-share conversion price of approximately $7.78 (or $7.77 if the underwriters exercise their over-allotment option in full), without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:

•

the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee), including interest (net of taxes payable and $4,500,000 of such interest distributed to us for expenses) earned on the trust account, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. We have not yet selected a specific target or targets with which to consummate a business combination. As a result, we are unable to ascertain the merits or risks of the business in which we may ultimately operate. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates.

Our ability to continue as a going concern is dependent upon us raising funds in this offering.

We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Upon distribution of the trust account, our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain statutory procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims may be brought against the liquidating company, a 90-day period during which the company may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. In the alternative, we may seek stockholder approval to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware statute. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our holders of common stock sold in this offering may extend beyond the third anniversary of such dissolution. For further information on the statutory dissolution procedures, see “Proposed Business—Consummating a Business Combination—Dissolution and liquidation if no business combination is consummated.”

If the $4,500,000 of interest income from the trust are insufficient to allow us to operate for up to the next 24 months, we may not be able to consummate a business combination.

While we currently believe that, upon consummation of this offering, the $4,500,000 of the interest earned on the trust account which will be released to us to cover our operating expenses will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target acquisitions. For a comparison, see “Proposed Business—Comparison to offerings of blank check companies under Rule 419.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate a business combination, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering, and will file a Current Report on Form 8-K with the SEC promptly following consummation of this offering, including an audited balance sheet demonstrating this fact, we will be exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances and with fewer investor protections than we would if we were subject to such rule. For a comparison, see “Proposed Business—Comparison to offerings of blank check companies under Rule 419.”

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our founders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following conditions are met: (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) less than 30% of our public stockholders both vote against the proposed acquisition and exercise their conversion rights. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than the approximately $7.78 per share entitled to receive distributions upon our liquidation held in trust.

Our placing of funds in trust may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporate Law Sections 280 and 281, to pay or

make reasonable provision to pay all of our claims and obligations, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, prospective target acquisitions or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us, that such waivers would be enforceable and that such entities would not seek recourse against the trust account for any reason. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than approximately $7.78 per share entitled to receive distributions upon our liquidation (of which $0.28 per share is attributable to the deferred underwriters’ discount) plus interest income earned on the trust account, net of income taxes payable on such income and the $4,500,000 of interest income distributable to us, due to such claims, or that there will not be delays in addition to those imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Heckmann Acquisition, LLC has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target acquisitions or vendors or other entities that are owed money by us or for services rendered or contracted for or products sold to us, or who have executed waivers that are held to be invalid or unenforceable. However, we cannot assure you that it will be able to satisfy those obligations.

If we are forced to dissolve and liquidate before a business combination and distribute the amounts held in the trust account, our public stockholders could receive less than $8.00 per share and our warrants will expire worthless.

We must consummate a business combination with a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition within 24 months after the consummation of this offering. If we are unable to consummate a business combination within the prescribed time frame and are forced to dissolve and liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses paid in this offering, because up to $4,500,000 of the interest on the trust account will be withdrawn from the trust account for use by us as working capital, and because taxes on interest on the trust account will be paid out of the trust account. Furthermore, there will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see the section below entitled “Proposed Business—Consummating a Business Combination—Dissolution and liquidation if no business combination is consummated.” You will not be entitled to protections normally afforded to investors of blank check companies.

Since we have not yet selected a particular industry or any target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We intend to consummate a business combination with a company in any industry or geography we choose that we believe will provide significant opportunities for growth and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter a business combination. Although we will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Except for the limitation that our initial business combination have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We may issue shares of our capital stock, including through convertible debt securities, to consummate a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation will authorize the issuance of up to 250,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering, there will be 81,625,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to the underwriters) and 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and warrants.

In addition, we may incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and such covenant is breached without a waiver or renegotiations of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	other disadvantages compared to our competitors who may have less debt.

Our ability to successfully consummate a business combination and to be successful thereafter will be largely dependent upon the efforts of our officers and directors.

Our ability to successfully consummate a business combination is largely dependent upon the efforts of our officers and directors, especially Mr. Heckmann, our Chairman and Chief Executive Officer. We have not entered into an employment agreement with Mr. Heckmann, nor have we obtained “key man” life insurance. While it is the intent of Mr. Heckmann and our directors to dedicate themselves to achieving a business combination, the loss of the services of Mr. Heckmann could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking suitable target acquisitions to consummate a business combination.

Our officers and directors may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Neither our officer nor our directors have been or currently are a principal of, or affiliated or associated with, a blank check company, and Mr. Heckmann, currently our only officer, has expressed his full time commitment to our success, but the amount of time that he will devote in any period will vary based on many factors, including whether a target acquisition has been selected and the stage of the acquisition process we are in. However, all of our directors currently are, and our officers may in the future become, affiliated with additional entities, including other “blank check” companies, which may be engaged in activities similar to those we intend to conduct. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Accordingly, our officers and directors may have a conflict of interest in determining when a particular business opportunity will be presented to us and when it will be presented to such other entity. For example, former Vice President Dan Quayle, a member of our board of directors, is also Chairman of Cerberus Global Investments, a division of Cerberus Capital Management, L.P., or Cerberus, a large private equity sponsor with whom we may compete for acquisitions of target businesses. Among Vice President Quayle’s responsibilities with Cerberus is facilitating Cerberus’ entry into new markets and industries and fostering potential transaction partnerships. We cannot assure you that any of these conflicts will be resolved in our favor.

Our officers and directors will allocate some portion of their time to other business thereby causing conflicts of interest in their determination of how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. While we expect to have some employees after the consummation of this offering to assist with finance and due diligence tasks, we may not have any full time employees prior to the consummation of a business combination. Our executive officers and directors are currently employed by or associated with other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of see “Management—Conflicts of Interest.”

The units, shares of common stock and warrants owned by our founders and their respective affiliates will not participate in liquidation distributions, and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Immediately prior to the consummation of this offering, our officers and directors and their respective affiliates will own, in the aggregate, 18,656,250 shares of our common stock (including shares acquired through the private placement of the units and assuming the underwriters’ over-allotment option is exercised in full) but have waived their right to receive distributions (with respect to the 17,968,750 units they acquired prior to this offering and the private placement) upon our dissolution and liquidation prior to a business combination. The shares (other than those purchased as part of the 687,500 units in the private placement immediately preceding this offering or in the aftermarket) and warrants owned by our founders and their respective affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors and their respective affiliates may influence their motivation in identifying and selecting target acquisitions and completing a business combination in a timely manner. Consequently, the discretion of our management in identifying and selecting suitable target acquisitions may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

The ability of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our founders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination, which may involve dilutive equity financing or incurring higher than desirable levels of debt. Additionally, because we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights instead of 20% which is typical for blank check offerings, we face greater uncertainty about how many stockholders may exercise their conversion rights compared to most blank check companies, and we may need to reserve a larger portion of our trust or arrange more third-party financing than is typical. As a result, the ability of our stockholders to exercise their conversion rights may prevent us from consummating a business combination or limit our ability to consummate the most attractive business combination or cause us to incur an amount of indebtedness that is not optimal for our business combination.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.

After payment of an estimated $750,000 of expenses associated with the offering, the net proceeds from this offering and the private placement units will provide us with approximately $491,750,000, including $17,500,000 of the underwriters’ discount, which will be held in trust and may be used by us to consummate a business combination. Our initial business combination must be with one or more businesses having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. We have no limitation on our ability to raise additional funds through the sale of securities or the incurrence of indebtedness that would enable us to consummate a business combination having a total fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. Consequently, initially it is possible that we will have the ability to consummate only a single business combination.

We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of our net assets. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

Because of the significant competition for business combination opportunities, we may not be able to consummate a business combination during the prescribed time period.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and operating businesses competing for the types of businesses that we intend to primarily focus on. Many of these individuals and entities are well established and have extensive experience in identifying and consummating, directly or indirectly, acquisitions of banking organizations and financial services organizations. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent as well as our inability to pay a substantial breakup fee or provide for an indemnity in case of breach of a definitive agreement may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Based upon publicly available information as of June 1, 2007, we have identified approximately 76 blank check companies that have gone public since July 2005 and have not yet completed a business combination or liquidated. Of these companies, 23 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Accordingly, there are approximately 53 blank check companies with approximately $5.1 billion in trust and potentially an additional 35 blank check companies with approximately $3.1 billion projected to be in trust that have filed registration statements and are seeking, or will be seeking, to consummate business combinations. Furthermore, the fact that a large number of such companies have neither completed a business combination nor entered into a definitive agreement may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, we will be forced to dissolve and liquidate.

We will depend on the interest we withdraw from the trust account to fund our search for a target acquisition or acquisitions and to consummate our initial business combination.

We will depend on the $4,500,000 from interest earned on the trust account distributable to us to provide us with the working capital we may require to identify one or more target acquisitions and to consummate our initial business combination. As a result, we may have insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Our founders and their affiliates control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our founders (including our officers and directors and their affiliates) will collectively own approximately 20.7% of our issued and outstanding shares of common stock (assuming there are no other purchases of units in this offering). In connection with the stockholder vote required for a business combination, all of our founders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any common stock acquired by our founders in the offering or aftermarket will be considered part of the holdings of the public stockholders. These founders will have the same rights as other public stockholders, including voting and conversion rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

Our staggered board may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

Our charter provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

Prior to the consummation of this offering and the private placement, our stockholders will have paid an aggregate of $71,875, or $0.004 per unit, for their initial units and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

In connection with our formation, we issued to our founders 17,968,750 units at $0.004 per unit, a total of $71,875 (of which 2,343,750 units are subject to redemption by us at $0.004 per unit to the extent the underwriters do not exercise their over-allotment option in full). The sale of these units will cause dilution to investors in this offering. The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founders acquired their initial units at a nominal price, significantly contributing to this dilution. Assuming the offering is consummated, you and the other new investors will incur an immediate and substantial dilution of approximately 31.6% or $2.53 per share (the difference between the pro forma net tangible book value per share of $5.47, and the initial offering price of $8.00 per unit).

Our outstanding warrants and purchase option may have an adverse effect on the market price of common stock and make it more difficult to consummate a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 62,500,000 shares of common stock and have agreed to sell to the underwriters an option to purchase up to a total of 3,125,000 units. We have also agreed to issue up to 9,375,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to the underwriters is exercised in full. To the extent we issue shares of common stock to consummate a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and the option could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to consummate the business combination. Therefore, our warrants and this option may make it more difficult to consummate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and this option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as that more than 29.99% of our public stockholders vote against the business combination and opt to have us redeem their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our founders may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our founders have agreed to waive their right to receive distributions with respect to the shares underlying the 17,968,750 units they have purchased in connection with our formation. In the event we dissolve and liquidate because we fail to complete a business combination, the shares of units and warrants owned by our founders, other than the shares underlying the 687,500 founders’ units, will be worthless, resulting in potentially significant losses for our founders. Our founders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest, and the conflict of interest will increase as we approach the 24th month following the effective date of this registration statement and we have not consummated a business combination.

If we do not conduct an adequate due diligence investigation of a target business with which we consummate a business combination, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If we fail to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Limited information is available for privately held target companies.

In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies compared to public companies, and we will be required to rely on the ability of Mr. Heckmann and our other directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

If our founders exercise their registration rights, or if the underwriters elect to exercise their unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights and the purchase option may make it more difficult to consummate a business combination.

Our founders are entitled to make a demand that we register the resale of their shares of common stock at any time commencing three months prior to the date on which their shares are released from escrow. If our founders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 18,656,250 shares of common stock and 23,156,250 warrants eligible for trading in the public market (assuming the underwriters exercise their over-allotment option in full). In addition, we have agreed to sell to the underwriters a unit purchase option to purchase up to a total of 3,125,000 units identical to those units offered by this prospectus, except that the warrants issued as part of the unit purchase option will be exercisable at $7.50 per share. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 6,250,000 shares of our common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights and the purchase option may make it more difficult to consummate a business combination or increase the cost of acquiring the target acquisition, as the stockholders of the target acquisition may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of the registration rights and the purchase option may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, which would require additional expenses for which we have not budgeted.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and our management’s experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition or acquisitions we select have a total fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying only on the judgment or our board of directors.

We are dependent upon Mr. Heckmann, and the loss of Mr. Heckmann could adversely affect our ability to operate.

Our operations are dependent upon our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann. We believe that our success depends on the continued service of Mr. Heckmann, at least until we have consummated a business combination. We cannot assure you that Mr. Heckmann will remain with us for the immediate or foreseeable future. In addition, Mr. Heckmann is not required to commit any specified amount of time to our affairs and, accordingly, he may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have any employment agreement with, or key-man insurance on the life of, Mr. Heckmann. The unexpected loss of the services of Mr. Heckmann would have a detrimental effect on us.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from trading on its exchange, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future;

•	a decreased ability of our securityholders to sell their securities in certain states; and

•	restrictions on the nature of our investments.

If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, our warrants may have little or no value and the market for our warrants may be limited.

Our warrants are not exercisable unless, at the time of exercise, a post-effective amendment to the registration statement is effective which includes a current prospectus relating to the common stock issuable upon exercise of the warrants and the common stock underlying the warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holders of our warrants. Under the terms of the warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of our warrants until the expiration of our warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In addition, the warrant agreement provides that we are not required to allow holders of warrants to exercise them on a cashless basis if we are unable to maintain a current prospectus. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, our warrants may not be exercisable before they expire. Thus, our warrants may be deprived of any value and the market for our warrants may be limited.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

As a public company registered with the SEC, we will be obligated to comply with laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the SEC and any other applicable self-regulatory organization. These laws and regulations may impose obligations that will increase the legal and financial costs required to consummate a business combination and increase the time required to complete a transaction.

Because any target acquisition with which we attempt to complete a business combination will be required to provide our stockholders with audited financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target acquisitions may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target acquisition will be required to have certain audited financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards or auditing standards of the Public Company Accounting Oversight Board (United States). In

particular, audited balance sheets for the last two years and audited statements of income and cash flows for each of the last three years are required. To the extent that a proposed target acquisition does not have audited financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. GAAP, we will not be able to acquire that proposed target acquisition. These financial statement requirements may limit the pool of potential target acquisitions.

Because we may acquire a company that has sales or operations outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate in.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, including:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	government instability;

•	different or inadequate banking systems;

•	currency fluctuations;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends; or

•	nationalization or expropriation of property.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our status as a development stage company;

•	our dissolution or liquidation prior to a business combination;

•	the reduction of the proceeds held in trust due to third party claims;

•	our selection of a prospective target acquisition or acquisitions or asset;

•	our issuance of our capital shares or incurrence of debt to consummate a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	our dependence on our officers;

•	potential conflicts of interest of our officers and directors;

•	current and potential future affiliations of our officers and directors with competing entities;

•	the control by our founders of a substantial interest in us;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	the adverse effect the outstanding warrants and options may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our founders or associated with the purchase option;

•	our being deemed an investment company;

•	the lack of a market for our securities;

•	costs of complying with United States securities laws and regulations;

•	market risks; and

•	regulatory risks and operational risks.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement of units and warrants, not including expected interest on the proceeds placed in trust, will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$500,000,000	$575,000,000
Proceeds from private placement of units	5,500,000	5,500,000
Proceeds from private placement of warrants	4,500,000	4,500,000

Total gross proceeds	$510,000,000	$585,000,000

Estimated offering expenses (1)
Underwriting discount (7% of gross proceeds from units offered to the public) (2)	$35,000,000	$40,250,000
Legal fees and expenses	350,000	350,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	32,571	32,571
NASD registration fee	75,500	75,500
American Stock Exchange application and listing fees	70,000	70,000
Miscellaneous expenses	61,929	61,929

Total offering expenses	$35,750,000	$41,000,000

Proceeds after offering expenses	$474,250,000	$544,000,000
Net offering proceeds held in trust	$474,250,000	$544,000,000
Deferred underwriting fees held in trust	17,500,000	20,125,000

Total held in trust	$491,750,000	$564,125,000

Net offering proceeds not held in trust (3)	$0	$0

Percentage of public offering held in trust account (4)	98.4%	98.1%

(1)	A portion of the offering expenses have been pre-funded with the proceeds of a loan from Mr. Heckmann, as described below. These funds will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.
(2)	The underwriters have agreed to defer a portion of their underwriting discount, equal to 3.5% of the gross proceeds of the public portion of this offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount will be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.
(3)

Following consummation of this offering, we believe the interest income of up to $4,500,000 on the trust account to be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. Assuming an interest rate of 3.0% and a liquidation or conversion event occurring more than 12 months from the consummation of this offering, we also expect that there will be a sufficient amount in the trust account to return more than $8.00 per share to our public stockholders. We expect our primary liquidity requirements following the consummation of this offering to include approximately $1,700,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $1,700,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $240,000 for administrative services and support payable to

Mr. Heckmann, representing $10,000 per month for up to 24 months beginning upon consummation of this offering; $125,000 as a reserve for liquidation expenses; $75,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $660,000 for general working capital that will be used for miscellaneous expenses and reserves. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such interest income not used to fund our working capital requirements or repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

(4)	Our founders have waived their right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to the 17,968,750 shares owned by them prior to this offering and the private placement. However, they have not waived their right to receive distributions with respect to the 687,500 units they are purchasing from us in a private placement immediately prior to the consummation of this offering. Taking into account our founders’ right to receive distributions upon our dissolution and liquidation with respect to their 687,500 founders’ units, only 97.3% (or 97.2% if the underwriters’ over-allotment option is exercised in full) of the proceeds from the public offering and the private placement of units will be held in the trust account.

The $491,750,000 trust amount (or $564,125,000 if the over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee. The $491,750,000 trust amount includes $17,500,000 of the proceeds attributable to the underwriters’ discount. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the consummation of a business combination or our dissolution and liquidation; provided, however, a portion of the interest earned on the trust account (net of taxes) will be released to us to cover our operating expenses. We will withdraw such interest until a maximum of $4,500,000 of such interest has been released from the trust account. If we are required to dissolve, we will pay for the costs of dissolution from our remaining assets outside the trust account. We will set aside $125,000 of our working capital to pay the costs, if any, of liquidation and dissolution, if necessary, as well as any potential vendor, target acquisitions and service provider claims. If insufficient, Heckmann Acquisition, LLC will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $100,000 to $125,000. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Heckmann Acquisition, LLC has agreed that, if we dissolve and liquidate prior to a business combination, it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target acquisitions for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such business. However, we cannot assure you that Heckmann Acquisition, LLC will be able to satisfy those obligations. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we consummate a business combination (excluding the amount held in the trust account representing a portion of the deferred portion of the underwriters’ discount). Any amounts not paid as consideration to the sellers of the target acquisition will be used to finance our operations, which may include the target acquisition we acquired on the consummation of the business combination, to consummate other acquisitions, or for working capital, as determined by our board of directors at that time.

We have agreed to pay Mr. Heckmann a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative support. This arrangement is being agreed to by Mr. Heckmann for our benefit and is not intended to provide him compensation in lieu of a salary. We believe, based on fees for similar services in the Southern California metropolitan area, that the fee charged by Mr. Heckmann is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our business combination or the distribution of the trust account to our public stockholders.

Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of the trust for our search for a business combination will consist of the $4,500,000 of interest earned on the trust account. We intend to use this amount for corporate franchise tax payments, American Stock Exchange listing fees, due diligence, legal, accounting and other expenses of structuring and negotiating a business combination, as well as a possible down payment, lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), and if necessary, to bear the costs of liquidation and dissolution in the event we are unable to consummate a business combination within 24 months after the consummation of this offering. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition or acquisitions. We believe that this amount will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to consummate a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target acquisition or acquisitions that we acquire in the business combination, to consummate other acquisitions, or for working capital, as determined by our board of directors at that time.

Mr. Heckmann has loaned a total of $258,300 to us to fund a portion of the offering expenses owed by us to third parties. The loan bears interest at a rate of 3.60% per year and will be payable on the earlier of December 1, 2007 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in “government securities” or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is consummated.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, as we seek to consummate a business combination. We will only consummate a business combination if, at the time of the acquisition, we expect to have sufficient cash and working capital to operate the target acquisition on a forward-looking basis.

Commencing on the effective date of this prospectus through the consummation of a business combination, we will pay Mr. Heckmann the administrative services fee described above. Other than this $10,000 per month fee, no compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our founders, or any of their affiliates, prior to, or for any services that they render in order to consummate, or in connection with the consummation of the business combination. However, such individuals will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations.

A stockholder (but not our founders with respect to any of the 17,968,750 shares of our common stock owned by them immediately before this offering and the private placement) will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our dissolution and subsequent liquidation of the trust account pursuant to the trust agreement or if that stockholder (but not our founders with respect to any shares of our common stock owned by them immediately before this offering) converts such shares into cash in connection with a business combination that the public stockholder voted against and that we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive the deferred discount. In the event that we are unable to consummate a business combination and the trustee is forced to dissolve and liquidate the trust account, the underwriters have agreed that: (1) they will forfeit any rights or claims to such deferred discount and any accrued interest thereon; and (2) the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

On June 22, 2007, our net tangible book deficiency was $52,500, or approximately $0.003 per share of common stock. After giving effect to the sale of 62,500,000 shares of common stock included in the units offered to the public and the private placement of 687,500 units and 4,500,000 warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 22, 2007 would have been $328,437,508 or $5.47 per share, representing an immediate increase in net tangible book value (as decreased by the value of the 18,749,999 shares of common stock which may be converted to cash) of $5.47 per share to our founders and an immediate dilution of $2.53 per share or 31.6% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering could potentially be reduced by approximately $145,874,992 because if we consummate a business combination, the conversion rights of our public stockholders, other than our founders, officers and directors, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee) calculated as of two business days prior to the consummation of the proposed business combination, net of taxes payable, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book deficiency before this offering	$(0.003)
Increase attributable to new investors	$5.47
Pro forma net tangible book value after this offering		$5.47
Dilution to new investors		$2.53

The following table sets forth information with respect to our founders and the new public investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Founders’ initial investment(1)	15,625,000	19.8%	$62,500	0.01%	$0.004
Founders’ units	687,500	0.9%	5,500,000	1.09%	$8.00
New public investors	62,500,000	79.3%	500,000,000	98.90%	$8.00

	78,812,500	100.0%	$505,562,500	100.0%

(1)	Does not include 2,343,750 shares issued to our founders which are subject to redemption to the extent the underwriters’ option is not exercised in full.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(52,500)
Proceeds from this offering, including the private placement of units and warrants	491,750,000
Offering costs paid in advance and excluded from net tangible book value before this offering	115,000
Less: Deferred underwriting fees payable	(17,500,000)
Less: Proceeds held in trust subject to conversion to cash ($7.78 × 18,749,999 shares)	(145,874,992)

$328,437,508

Denominator:
Shares of common stock outstanding prior to this offering	15,625,000
Shares of common stock included in the units offered to the public and in the private placement units	63,187,500
Less: Shares subject to conversion (62,500,000 × 29.99999%)	(18,749,999)

60,062,501

CAPITALIZATION

The following table sets forth our capitalization as of June 22, 2007 and our capitalization as adjusted to give effect to the sale of our units in this offering, our sale of private placement units and the application of the estimated net proceeds derived from such sales, but not for the expected interest income on the proceeds held in trust:

	Actual	As Adjusted (1)
Total debt (2)	$258,300	$—

Common Stock, 2,343,750 shares subject to possible redemption at $0.004 per share, actual; 18,749,999 shares subject to possible redemption at $7.78 per share, as adjusted	$9,375	$145,874,992

Stockholders’ equity:
Preferred Stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding, as adjusted	$—	$—
Common Stock, $0.001 par value, 50,000,000 shares authorized, 17,968,750 shares issued and outstanding, including 2,343,750 shares subject to possible redemption, actual; 250,000,000 shares authorized, 78,812,500 shares issued and outstanding, including 18,749,999 shares subject to possible redemption, as adjusted	$17,969	$78,813
Additional paid-in capital	$44,531	$328,358,695
Deficit accumulated during the development stage	$—	$—

Total stockholders’ equity	$62,500	$328,437,508

Total capitalization	$330,175	$474,312,500

(1)	Excludes the $100 purchase price for the purchase option issued to the underwriters. No adjustment has been made for expected interest income on proceeds of this offering and the private placement held in trust.
(2)	Excludes deferred underwriting fees equal to 3.5% of the gross proceeds of this offering that the underwriters have agreed to defer until the consummation of a business combination.

If we consummate a business combination, the conversion rights afforded to our stockholders may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on May 29, 2007 to acquire or acquire control of one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we intend, after consummation of this offering, to focus on various industries and target businesses that may provide significant opportunities for growth. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in consummating one or more business combinations.

We have not engaged in any operations that generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

The $491,750,000 trust amount, or $564,125,000 if the underwriters’ over-allotment option is exercised in full, respectively, will be deposited in the trust account. These amounts include $17,500,000, or $20,125,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount.

We intend to use substantially all of the funds held in the trust account, less the payment still due to the underwriters for the deferred underwriting discount, to consummate a business combination. To the extent that our capital stock or debt is used in whole or in part as consideration to consummate a business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategies.

We believe that, upon consummation of this offering, the $4,500,000 of interest earned on the trust account, net of taxes paid on such interest, which will be released to us to cover our operating expenses will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we expect to be using these funds to identify and evaluate prospective acquisition candidates, to perform business due diligence on prospective target acquisitions, to travel to and from offices of prospective target acquisitions, to select the target acquisition to acquire and to structure, negotiate, and consummate the business combination.

Mr. Heckmann has loaned us a total of $258,300 to fund the payment of a portion of our offering expenses. The loan bears interest at a rate of 3.60% per year and will be payable on the earlier of December 1, 2007 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

We expect that we will incur approximately $1,700,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $1,700,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $240,000 for administrative services and support payable to Mr. Heckmann representing $10,000 per month for up to 24 months beginning upon consummation of this offering; $125,000 as a reserve for liquidation expenses; $75,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $660,000 for general working capital that will be used for miscellaneous expenses and reserves. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses. To the extent that specific categories of expenses exceed current estimates, the extra expense will be deducted from our excess working capital. Any such interest income not used to fund our working capital requirements or repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through an offering of debt or equity securities if funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangements and have no current intention of doing so.

We have agreed to issue to the underwriters, for $100, upon consummation of this offering, as additional compensation, an option to purchase up to a total of 3,125,000 units. The units issuable upon exercise of this option will be identical to those sold in this offering, except that the warrants included in the option will have an exercise price of $7.50 per share (125% of the price of the warrants to be sold in this offering). The option will be exercisable by the underwriters at $10.00 per unit (125% of the price of the units to be sold in this offering) upon the later of the consummation of a business combination with a target acquisition or the first anniversary of the effective date of this registration statement and will expire five years from the effective date of the registration statement. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $             using an expected life of five years, volatility of         % and a risk-free interest rate of         %. The expected volatility of approximately         % was estimated by management based on an evaluation of the historical volatilities of publicly traded peer companies. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

As indicated in the accompanying financial statements, as of June 22, 2007, we had $330,175 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital will be successful. These factors, among others, raise substantial doubt as to our ability to continue as a going concern.

The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices of our common stock and warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and such covenant is breached without a waiver or renegotiations of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	other disadvantages compared to our competitors who have less debt.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 22, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K or any commitments or contractual obligations except for Mr. Heckmann’s loan to us. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Overview

We are a blank check development stage company organized under the laws of the State of Delaware on May 29, 2007. We were formed to acquire or acquire control of one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we intend, after consummation of this offering, to focus on various industries and target businesses that capitalize on growth in the global economy. Our efforts in identifying prospective target business will not be limited to a particular industry or geography. We do not currently have any specific business combination or specific target under consideration. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering. To date, our efforts have been limited to organizational activities, including the issuance of 17,968,750 units to our founders (of which up to 2,343,750 units are subject to redemption to the extent the underwriters’ over-allotment option is not exercised in full), and activities related to this offering.

We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While management intends to utilize these criteria in evaluating business combination opportunities, no individual criterion is intended to entirely determine a decision to pursue a particular opportunity. Further, a particular business combination opportunity which management ultimately determines to pursue, may not meet one or more of these criteria:

•	Defensible business niche;

•	Opportunities for add-on acquisitions;

•	Spin-off / divestitures from larger companies; and

•	History of profitability and strong free cash flow.

We will seek to capitalize on the significant acquisition, governance and corporate formation experience of our Chairman and CEO, Richard J. Heckmann. Mr. Heckmann has founded four companies and has helped execute numerous acquisitions.

Mr. Heckmann served as CEO and Chairman of the Board of Directors of K2, a manufacturer of sporting goods equipment, which has recently signed a definitive merger agreement pursuant to which Jarden Corporation will acquire K2. Mr. Heckmann expects to retire from his position as Chairman of K2 on August 1, 2007. During his tenure as Chairman and CEO of K2 beginning in late 2002, K2 (which was in workout status at that time) more than doubled revenues, which grew from approximately $582 million for the year ended December 31, 2002 to approximately $1.4 billion for the year ended December 31, 2006 and tripled net income, which grew from approximately $12.07 million for the year ended December 31, 2002 to approximately $37.7 million for the year ended December 31, 2006. Prior to his involvement in K2, Mr. Heckmann founded and was CEO of U.S. Filter Corporation in 1990. Through a series of acquisitions, U.S. Filter grew from annualized revenues of approximately $17 million in 1990 to over $5 billion in 1999, when it was acquired by Vivendi S.A. of Paris, France for approximately $8.2 billion, including the assumption of approximately $1.8 billion of debt. Mr. Heckmann is also part owner of the National Basketball Association Phoenix Suns franchise.

In 1971, Mr. Heckmann founded and became Chairman of the Board of Tower Scientific Corporation, which grew into the largest manufacturer of custom prosthetic devices in the United States. In 1977, Tower Scientific was acquired by the Hexcel Corporation. Mr. Heckmann is also a founding shareholder of Callaway Golf, Inc.

Mr. Heckmann was appointed associate administrator for finance and investment of the Small Business Administration, or SBA, in Washington, D.C., from 1978 to 1979, where he was responsible for small business lending and venture capital investments made by the United States government. He served as a director of MPS Group, Inc. from April 2003 through March 2004, Philadelphia Suburban Corporation from August 2000 through February 2002, United Rentals, Inc. from October 1997 through May 2002, Waste Management Inc. from January 1994 through January 1999 and Station Casinos, Inc. from April 1999 through March 2001. In 2003, Mr. Heckmann was appointed to a special governance committee of the New York Stock Exchange, the Corporate Accountability and Listing Standards Committee. He also served as chairman of the Listed Company Advisory Committee of the New York Stock Exchange from 2001 to 2003.

In addition to Mr. Heckmann, we will seek to capitalize on the significant business experience and contacts of our Board of Directors. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating an acquisition. None of these individuals has been or currently are principals of or affiliated with a blank check company. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify and consummate an acquisition.

Mr. Quayle served as a congressman, senator and the 44th Vice President of the United States. During his tenure as Vice President, President George H.W. Bush named Dan Quayle head of the Council of Competitiveness, which worked to ensure America’s international competitiveness in the 21st century. He made official visits to numerous countries and was Chairman of the National Space Council.

Since leaving public office, Dan Quayle has authored three books, including Standing Firm, A Vice-Presidential Memoir. He established and sold an insurance business in Indiana. For two years he was a distinguished visiting professor of international studies at Thunderbird, The American Graduate School of International Management.

Dan Quayle joined Cerberus in 1999, and currently serves as Chairman of Cerberus Global Investments. Cerberus is one of the world’s leading private investment firms, with over $27 billion in committed capital and offices in New York, Chicago, Los Angeles, Atlanta, London, Baarn (The Netherlands), Frankfurt, Osaka and Tokyo. As Chairman of Cerberus Global Investments, Dan Quayle has been actively involved in new business sourcing and marketing for Cerberus in North America, Asia and Europe.

Mr. Quayle is also currently a director of K2, but expects to resign from his position as a director of K2 on August 1, 2007. He is also a director of Aozora Bank, Tokyo, Japan.

Dr. Alfred E. Osborne, Jr. is the Senior Associate Dean in the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor since 1972 and has served the school in various capacities over the years. Currently, he also serves as the Faculty Director of the Harold Price Center for Entrepreneurial Studies at UCLA. Dr. Osborne is a member of the Board of Directors of Kaiser Aluminum, Inc., EMAK Worldwide, Inc., Wedbush, Inc. and K2, but expects to resign from his position as a director of K2 on August 1, 2007. Dr. Osborne also serves as a director of First Pacific Advisors’ Capital, Crescent and New Income Funds.

Lou L. Holtz became a college football television analyst for ESPN after his retirement as the head football coach of the University of South Carolina. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996, two seasons at the University of Minnesota from 1984 to 1985, seven seasons at the University of Arkansas from 1977 to 1983, four seasons at North Carolina State University from 1972 to 1975 and three seasons at William and Mary from 1969 to 1971. Mr. Holtz spent 1976 as the head coach of the New York Jets of the National Football League. Mr. Holtz is a noted motivational speaker and is the author of The Fighting Spirit. Mr. Holtz is a director of K2, but expects to resign from his position on August 1, 2007.

Consummating a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock or a combination of these in consummating a business combination. Although substantially all of the net proceeds of this offering are expected to be applied generally toward consummating a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with one or more target acquisitions having a total fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the 80% requirement at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or type of market.

Prior to consummation of our initial business combination, we will seek to have all third parties, including any vendors, prospective target acquisitions and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into such a waiver, our decision to engage such third party would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

We have not identified a target acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers or directors is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate.

We will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Except as discussed in “Proposed Business—Overview,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target acquisitions. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately consummate a business combination. To the extent we consummate a business combination with entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable businesses. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisition

While we have not yet identified any candidates for a business combination, we believe that there are numerous businesses that may provide significant opportunities for growth. Unaffiliated sources may introduce us to target acquisitions they think we may be interested in on an unsolicited basis. Our officers and directors, as well as their affiliates, may bring to our attention target candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have. In no event will any of our founders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to consummate a business combination.

Selection of a target acquisition and structuring of a business combination

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on considerations deemed relevant by our management in consummating a business combination consistent with our business objective. In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. To the extent we are able to identify multiple acquisition targets and have options as to which business to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target acquisition and to structure and consummate the business combination vary; however, we estimate that we will incur $1,700,000 of expenses for the due diligence and investigation associated with our initial business combination and an additional $1,700,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. None of our officers or directors will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

Fair market value of target acquisition

Our initial business combination must have a total fair market value equal to at least 80% of our net assets (including the funds held in the trust account other than the portion representing our underwriters’ deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire one or more target acquisitions whose total fair market value significantly exceeds 80% of our net assets. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or an offering of debt or equity securities if such funds are required to consummate such a business combination. Currently, we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of such business combination will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we may obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the business combination complies with the 80% threshold. Nevertheless, we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest.

Possible lack of business diversification

Our business combination must satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to consummate a business combination with a single organization. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to consummate several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several enterprises and those enterprises are owned by different sellers, we may need for each of those sellers to agree that our purchase of such enterprise is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the properties or assets into a single operating business.

Limited ability to evaluate the target acquisition’s management

Although we intend to closely scrutinize the management of a prospective target acquisition when evaluating the desirability of consummating a business combination, we cannot assure you that our assessment of the target acquisition’s management will prove to be correct. Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target acquisition. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management. Furthermore, the future role of Mr. Heckmann and our other directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that Mr. Heckmann and our other directors will have significant experience or knowledge relating to the operations of the particular target business.

Limited available information for privately held target companies

In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of Mr. Heckmann and our other directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Opportunity for stockholder approval of business combination

Prior to the consummation of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target acquisition and historical financial statements of the business.

In connection with the vote required for any business combination, our founders have agreed, pursuant to letter agreements entered into prior to this offering, to vote all of their shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by our founders. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Following the consummation of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Our founders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to the private placement; they will have the right with respect to any shares of our common stock that they may acquire in connection with or following the private placement and this offering. The actual per-share conversion price will be equal to the amount in the trust account (excluding the amount held in the trust account representing the deferred underwriters’ discount), inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $7.78, or $0.22 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and consummated. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after consummation of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that they still hold. We will not consummate any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination.

Dissolution and liquidation if no business combination is consummated

If we do not consummate a business combination within 24 months after the consummation of this offering, our amended and restated certificate of incorporation provides that our corporate existence will terminate, and we will liquidate and not be able to engage in any other business activities.

Upon our dissolution and liquidation, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the trust account (including any remaining interest, net of taxes and up to $4.5 million that we may draw upon for working capital, and the deferred underwriting discount). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our registered independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering or for ongoing corporate expenses including costs of our dissolution and liquidation during our remaining existence.

Our founders have waived their rights to participate in any distribution with respect to the units owned by them immediately prior to this offering upon our dissolution and liquidation prior to a business combination. In addition, the underwriters have agreed to waive their rights to $17,500,000 (or $20,125,000 if the over-allotment is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation following its dissolution complies with the statutory procedures set forth in Section 280 of the Delaware General Corporation Law, intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of that stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. In the alternative, we may seek stockholder approval to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware statute. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our holders of common stock sold in this offering may extend beyond the third anniversary of such dissolution.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.78 (of which $0.28 per share is attributable to the underwriters’ discount), or $0.22 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $7.78, plus interest, net of income taxes on such interest and up to $4,500,000 of interest that may be released to us, due to claims of creditors. Although we will seek to have all vendors, prospective target acquisitions or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would examine the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would analyze the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Heckmann Acquisition, LLC has agreed that if we dissolve and liquidate prior to a business combination, it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target acquisitions for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such targets, in excess of the net proceeds of this offering not held in the trust account. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount. We cannot assure you, however, that Heckmann Acquisition, LLC would be able to satisfy such obligations.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is consummated by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. The stockholder must have also exercised his or her conversion rights described above.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Pursuant to our amended and restated certificate of incorporation, these conditions cannot be amended without the consent of our stockholders. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our dissolution and liquidation or as otherwise permitted in the amended and restated certificate of incorporation;

•	prior to the consummation of a business combination, we will submit the business combination to our stockholders for approval;

•

we may consummate the business combination if it and an amendment to our amended and restated certificate of incorporation to permit our perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 30% of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•

if a business combination is not consummated within 24 months of the consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•

upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to the business combination.

Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing paragraph prior to the consummation of a business combination. We believe these provisions to be obligations of our company to our stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), and other blank check companies. Many of these individuals and entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target. Further, the following may not be viewed favorably by certain targets:

•	our obligation to seek stockholder approval of a business combination may delay or render impossible the consummation of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants and purchase option, and the potential future dilution they represent; and

•

our inability to pay a substantial break-up fee to a target business in the event we are unable to consummate the business combination or to provide for an indemnity in case of breach of a definitive agreement.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity and debt markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target acquisition with significant growth potential on favorable terms.

If we succeed in consummating a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 75080 Frank Sinatra Dr., Palm Desert, California 92211. The cost for this space is included in the $10,000 monthly fee that Mr. Heckmann will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon completion of our business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the Southern California metropolitan area, that the fee charged by Mr. Heckmann is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our officers, adequate for our current operations.

Employees

We currently have only one officer, Mr. Heckmann, our Chief Executive Officer. Although Mr. Heckmann and our other directors have entered into letter agreements with us related to their investment, resolution of conflicts with their other business affiliations and certain other matters, we have not entered into an employment agreement with Mr. Heckmann. Mr. Heckmann expects to retire from his position as Chairman of K2 Inc. on August 1, 2007. After that time, Mr. Heckmann intends to devote himself full time to our affairs, but the amount of time he will devote in any period will vary based on whether a target acquisition has been selected and the stage of the acquisition process we are in. Mr. Heckmann is not obligated to devote any specific number of hours to our business and intends to devote only as much time as he deems necessary to our business. We do not currently have any full-time employees, although we expect to have employees after the consummation of this offering to assist with finance and due diligence tasks.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock, warrants and purchase option under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the businesses to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Code of Ethics

We will adopt a code of ethics that applies to directors, officers and employees.

Comparison to offerings of blank check companies under Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$491,750,000 of the offering and private placement proceeds will be deposited into a trust account maintained by American Stock Transfer & Trust Company, acting as trustee.	$453,575,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $491,750,000 of offering and private placement proceeds held in trust will only be invested in United States’ government securities’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of acquisition candidates	The initial target acquisition or acquisitions that we acquire must have a total fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the effective date of the registration statement. The common stock and warrants comprising the units, without any securityholder having to take any action, may trade separately beginning on the fifth day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange, and any securityholder may elect to trade the common stock or warrants separately or as a unit.

Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline	A business combination must occur within 24 months after the consummation of this offering.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the consummation of a business combination or our dissolution and liquidation upon failure to consummate a business combination within the allotted time; provided that taxes on the income in the trust account will be paid from the trust account, and a portion of the interest on the trust account will be distributed to us as described below.	The proceeds held in the escrow account would not be released until the earlier of the consummation of a business combination or the failure to consummate a business combination within the allotted time.

Interest on deposited proceeds	The interest earned on the trust account will be held in the trust account for use in completing a business combination or released to investors pro rata upon exercise of their conversion rights or to investors upon our liquidation in the event of our failure to timely effect a business combination; provided, however, a portion of the interest earned on the trust account (net of taxes payable on such interest) will be released to us to cover our operating expenses. We will withdraw interest until a maximum of $4,500,000 of such interest has been released from the trust account.	Interest or dividends on proceeds held in the escrow account, if any, would be held for the sole benefit of the purchasers of the securities.

MANAGEMENT

Directors and Officers

Our current directors and officers are as follows:

Name	Age	Position
Richard J. Heckmann	63	Chief Executive Officer, Chairman of the Board
Lou L. Holtz	70	Director
Alfred E. Osborne, Jr.	62	Director
Dan Quayle	60	Director

Richard J. Heckmann, Chief Executive Officer, Chairman of the Board

Mr. Heckmann, our Chief Executive Officer and Chairman of the Board, served as CEO and Chairman of the Board of Directors of K2, a manufacturer of sporting goods equipment, which has recently signed a definitive merger agreement pursuant to which Jarden Corporation will acquire K2. Mr. Heckmann expects to retire from his position as Chairman of K2 on August 1, 2007. During his tenure as Chairman and CEO of K2 beginning in late 2002, K2 (which was in workout status at that time) more than doubled revenues, which grew from approximately $582 million for the year ended December 31, 2002 to approximately $1.4 billion for the year ended December 31, 2006 and tripled net income which grew from approximately $12.07 million for the year ended December 31, 2002 to approximately $37.7 million for the year ended December 31, 2006. Prior to his involvement in K2, Mr. Heckmann founded and was CEO of U.S. Filter Corporation in 1990. Through a series of acquisitions, U.S. Filter grew from annualized revenues of approximately $17 million in 1990 to over $5 billion in 1999, when it was acquired by Vivendi S.A. of Paris, France for approximately $8.2 billion, including the assumption of approximately $1.8 billion of debt. Mr. Heckmann is also part owner of the National Basketball Association Phoenix Suns franchise.

In 1971, Mr. Heckmann founded and became Chairman of the Board of Tower Scientific Corporation, which grew into the largest manufacturer of custom prosthetic devices in the United States. In 1977, Tower Scientific was acquired by the Hexcel Corporation. Mr. Heckmann is also a founding shareholder of Callaway Golf, Inc.

Mr. Heckmann was appointed associate administrator for finance and investment of the Small Business Administration, or SBA, in Washington, D.C., from 1978 to 1979, where he was responsible for small business lending and venture capital investments made by the United States government. He served as a director of MPS Group, Inc. from April 2003 through March 2004, Philadelphia Suburban Corporation from August 2000 through February 2002, United Rentals, Inc. from October 1997 through May 2002, Waste Management Inc. from January 1994 through January 1999 and Station Casinos, Inc. from April 1999 through March 2001. In 2003, Mr. Heckmann was appointed to a special governance committee of the New York Stock Exchange, the Corporate Accountability and Listing Standards Committee. He also served as chairman of the Listed Company Advisory Committee of the New York Stock Exchange from 2001 to 2003.

Lou L. Holtz, Director

Lou L. Holtz became a college football television analyst for ESPN after his retirement as the head football coach of the University of South Carolina. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996, two seasons at the University of Minnesota from 1984 to 1985, seven seasons at the University of Arkansas from 1977 to 1983, four seasons at North Carolina State University from 1972 to 1975 and three seasons at William and Mary from 1969 to 1971. Mr. Holtz spent 1976 as the head coach of the New York Jets of the National Football League. Mr. Holtz is a noted motivational speaker and is the author of The Fighting Spirit. Mr. Holtz is a director of K2, but expects to resign from his position on August 1, 2007.

Alfred E. Osborne, Jr., Director

Dr. Alfred E. Osborne, Jr. is the Senior Associate Dean in the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor since 1972 and has served the school in various capacities over the years. Currently, he also serves as the Faculty Director of the Harold Price Center for Entrepreneurial Studies at UCLA. Dr. Osborne is a member of the Board of Directors of Kaiser Aluminum, Inc., EMAK Worldwide, Inc., Wedbush, Inc. and K2, but expects to resign from his position as a director of K2 on August 1, 2007. Dr. Osborne also serves as a director of First Pacific Advisors’ Capital, Crescent and New Income Funds.

Dan Quayle, Director

Mr. Quayle served as a congressman, senator and the 44th Vice President of the United States. During his tenure as Vice President, President George H.W. Bush named Dan Quayle head of the Council of Competitiveness, which worked to ensure America’s international competitiveness in the 21st century. He made official visits to numerous countries and was Chairman of the National Space Council.

Since leaving public office, Dan Quayle has authored three books, including Standing Firm, A Vice-Presidential Memoir. He established and sold an insurance business in Indiana. For two years he was a distinguished visiting professor of international studies at Thunderbird, The American Graduate School of International Management.

Dan Quayle joined Cerberus in 1999, and currently serves as Chairman of Cerberus Global Investments. Cerberus is one of the world’s leading private investment firms, with over $27 billion in committed capital and offices in New York, Chicago, Los Angeles, Atlanta, London, Baarn (The Netherlands), Frankfurt, Osaka and Tokyo. As Chairman of Cerberus Global Investments, Dan Quayle has been actively involved in new business sourcing and marketing for Cerberus in North America, Asia and Europe.

Mr. Quayle is also currently a director of K2, but expects to resign from his position as a director of K2 on August 1, 2007. He is also a director of Aozora Bank, Tokyo, Japan.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating an acquisition. None of these individuals has been or currently are principals of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and consummate an acquisition.

The members of our board of directors are classified into three classes, one of which is elected at each meeting of the stockholders to hold office for a three-year term and until the successors of each such class have been elected and qualified. The members of each class are set forth below:

•	Class III: Mr. Heckmann, Dr. Osborne (term expires 2010)

•	Class II: Mr. Quayle (term expires 2009)

•	Class I: Mr. Holtz (term expires 2008)

Director Independence

We believe that Messrs. Holtz and Quayle and Dr. Osborne are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. By “independent director,” we mean a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors will be present.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors which will consist of Dr. Osborne, as chairman, and Mr. Heckmann and Mr. Quayle. We believe that each of Dr. Osborne and Mr. Quayle will be an independent director. The audit committee will consist of three members, all of whom are required to be independent directors within one year following the consummation of this offering. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Financial Experts on Audit Committee

The audit committee will comply with the independence requirements of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the rules of the American Stock Exchange (including the transition rules for companies consummation an initial public offering) and will be comprised of members who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We believe that Dr. Osborne satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Quayle, as chairman, and Mr. Holtz and Dr. Osborne, each of whom we believe are independent directors. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Compensation for Officers and Directors

No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of the registration statement through consummation of a business combination, we will pay to Mr. Heckmann a fee of $10,000 per month for providing us with administrative services. Other than the fee payable to Mr. Heckmann, no compensation of any kind, including finder’s, consulting fees or other similar compensation, will be paid to any of our existing officers, directors, founders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

Our officers and directors currently are, and may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•

Since our officers and directors (or their affiliates) will own 18,656,250 shares of our common stock (assuming the underwriters’ over-allotment option is exercised in full) which will be released from escrow only if a business combination is successfully consummated, they may have a conflict of interest in determining whether a particular target acquisition is appropriate to consummate a business combination. Additionally, certain members of our executive management may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our officers and directors from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of their multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our dissolution and liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he or she might have.

In connection with the vote required for any business combination, all of our founders, including all of our officers and directors, have agreed to vote their respective shares of common stock that they owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the 17,968,750 shares of common stock acquired by them prior to this offering. Any common stock acquired by founders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these founders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our securities as of June 22, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock and warrants beneficially owned by them.

	Common Stock and Warrants
	Before the Offering to Public Stockholders				As Adjusted for the Public Offering and the Private Placement (3)
Name and Address of Beneficial Owners (1)	Number of Shares (2)	Percentage of Common Stock	Number of Warrants	Percentage of Warrants	Number of Shares (2)	Percentage of Common Stock	Number of Warrants	Percentage of Warrants
Heckmann Acquisition, LLC	15,190,217	97.2%	15,190,217	97.2%	15,746,467	20.0%	20,246,467	24.3%

Richard J. Heckmann (4)	15,190,217	97.2%	15,190,217	97.2%	15,746,467	20.0%	20,246,467	24.3%

Lou Holtz	217,391	1.4%	217,391	1.4%	261,141	0.3%	261,141	0.3%

Alfred E. Osborne, Jr.	108,696	0.7%	108,696	0.7%	152,446	0.2%	152,446	0.2%

Dan Quayle	108,696	0.7%	108,696	0.7%	152,446	0.2%	152,446	0.2%

All Directors and Officers as a Group	15,625,000	100%	15,625,000	100%	16,312,500	20.7%	20,812,500	25.0%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 75080 Frank Sinatra Dr., Palm Desert, California 92211.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership. Does not include 2,343,750 shares issued to our founders which are subject to redemption to the extent the underwriters’ option is not exercised in full. If the underwriters’ over-allotment option is exercised in full, our founders will own 20.6% of our common stock.
(3)	Assumes the sale of 62,500,000 units in this offering and the sale of 687,500 units and 4,500,000 warrants in the private placement, but not the exercise of the 63,187,500 warrants comprising such units and the 4,500,000 founder warrants.
(4)	Mr. Heckmann is the managing member of Heckmann Acquisition, LLC and may be considered to have beneficial ownership of Heckmann Acquisition, LLC’s interests in us. Mr. Heckmann disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

Immediately after this offering, our founders will own 20.7% of the issued and outstanding shares of our common stock. Because of the ownership block held by our founders, such holders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

On the effective date of the registration statement, all of our founders will place the units and warrants they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), those securities will not be transferable until the first anniversary of our initial business combination, at which time such shares will be released from escrow, except that the

4,500,000 founders’ warrants may be transferred after the 90th day following the consummation of a business combination.

During the escrow period, the holders of these shares, units and warrants will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our securityholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to consummate a business combination and dissolve and liquidate, none of our founders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the consummation of this offering.

Each of our officers and directors may be considered one of our “promoters” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 21, 2007, we issued an aggregate of 17,968,750 units to our founders for an aggregate of $71,875 in cash, at a purchase price of $0.004 per unit. Of this total, 17,468,750 units were issued to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann, 250,000 units were issued to Mr. Holtz, and 125,000 units were issued to each of Dr. Osborne and Mr. Quayle. Up to 2,343,750 of these units will be redeemed by us at the original issue price of $0.004 per share, to the extent the underwriters do not fully exercise the over-allotment option granted to them.

Immediately prior to the consummation of this offering, we will privately sell 556,250 units at a price of $8.00 per unit and 4,500,000 warrants at a price of $1.00 per warrant, for an aggregate of $8,950,000, to Heckmann Acquisition, LLC. In addition, we will privately sell a total of 131,250 units at a price of $8.00 per unit to our directors, other than Mr. Heckmann, for an aggregate of $1,050,000. The proceeds we receive from the sale of these units and warrants will be placed in the trust account for the benefit of our public stockholders (including our founders with respect to the 687,500 private placement units). These warrants and units will be substantially similar to the warrants and units sold in this offering. Our founders have agreed not to transfer, assign or sell any of these securities until one year after we consummate a business combination, except that the 4,500,000 founders’ warrants may be transferred after the 90th day following the consummation of a business combination. Prior to the consummation of this offering, our founders will waive their right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to the 17,968,750 shares of common stock underlying the units purchased on June 21, 2007.

The holder of these securities will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holder of these securities will be entitled to make up to two demands that we register these shares and can elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are to be released from escrow. In addition, Heckmann Acquisition, LLC will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

We will pay to Mr. Heckmann a monthly fee of $10,000 for certain administrative services, including office space, utilities and secretarial support. This arrangement is solely for our benefit and is not intended to provide our officers with compensation in lieu of a salary.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $10,000 administrative fee payable to Mr. Heckmann and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our founders, or to any of their respective affiliates or family members for services rendered to us prior to or with respect to the initial transaction; however, to the extent that such out-of-pocket expenses exceed our available funds outside of the trust account, such out-of-pocket expenses will not be reimbursed unless we complete a business combination.

Mr. Heckmann has loaned us $258,300 to fund a portion of the expenses owed by us to third parties. The loan bears interest at a rate of 3.60% per year and will be payable on the earlier of December 1, 2007 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

All ongoing and future transactions between us and any of our officers, directors and advisor or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Mr. Heckmann is a member of the Advisory Board of Roth Capital Partners. Dr. Osborne is a member of the board of directors of Wedbush, Inc., one subsidiary of which is a broker/dealer registered with the National Association of Securities Dealers, Inc. None of our other directors or officers, nor any of their associated persons have any direct or indirect affiliation or association with a member of the National Association of Securities Dealers, Inc.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation will authorize us to issue 250,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. Prior to the consummation of this offering, 18,656,250 units (of which 2,343,750 units are subject to redemption to the extent the underwriters’ over-allotment option is not exercised in full) and 4,500,000 warrants will be outstanding, held by four holders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any securityholder having to take any action, may begin to trade separately beginning on the fifth day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our founders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased following this offering in the open market by any of our founders. Additionally, our founders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

In accordance with each of Article Fifth and Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended except by the unanimous approval of all of our stockholders), we will proceed with the business combination only if it and an amendment to our amended and restated certificate of incorporation to permit our perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination. We have represented to the underwriters of this offering that we will not seek to amend this provision of our amended and restated articles of incorporation.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we do not consummate a business combination within 24 months after the consummation of this offering, then our corporate existence will terminate and we will take all action necessary to dissolve. Upon our dissolution, the funds held in trust will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our founders have agreed to waive their respective rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of the shares of common stock owned by them immediately prior to this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and consummated. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to this offering and the private placement, no warrants are outstanding. Each warrant offered by this prospectus entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of a business combination; and

•	one year from the effective date of the registration statement.

The warrants will expire four years from the effective date of the registration statement at 5:00 p.m., New York City time. We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option),

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrant prior to the date scheduled for redemption. There can be no assurance, however, that the trading price of the common stock will exceed either the redemption trigger price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, nor any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise a warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase option

We have agreed to sell to the underwriters an option to purchase up to a total of 3,125,000 units at a per-unit price of $10.00 (125% of the price of the units sold in the offering). The units, which are issuable in whole or in part upon cashless exercise of this option, are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of the prospectus. These rights apply to all securities directly or indirectly issuable on exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable upon exercise of the option, other than underwriting commissions incurred by the holders.

Registration rights

The holders of our issued and outstanding securities immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to two demands that we register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are to be released from escrow. In addition, these security holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Listing

We will apply to have our units, common stock and warrants listed on the American Stock Exchange under the symbols “            ”, “            ” and “            ”, respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware anti-takeover law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” for Section 203 purposes includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Indemnification matters

Our amended and restated certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the Board of Directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the Board of Directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. The indemnification provided by our amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Our amended and restated certificate of incorporation also provides that we may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 78,812,500 shares of common stock outstanding (assuming no exercise of the underwriters’ over-allotment option), or 90,531,250 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 62,500,000 shares sold in this offering, or 71,875,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. All of the remaining 16,312,500 shares (assuming no exercise of the underwriters’ over-allotment option) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to             , 2008. In addition, these shares may be ineligible for sale under Rule 144 as described below. Notwithstanding these restrictions, those shares will not be transferable until the first anniversary of our initial business combination, and will only be released prior to that date if we dissolve and liquidate following a business combination or upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. The 4,500,000 founders’ warrants may be transferred after the 90th day following the consummation of a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 7,881,250 shares immediately after this offering (or 9,053,125 if the over-allotment option is exercised in full); and

•

if the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act of 1933, as amended, when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. We consider Heckmann Acquisition, LLC and each of our officers and directors to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933, as amended.

Registration Rights

The holders of our issued and outstanding securities immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to two demands that we register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are to be released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of our units, common stock and warrants. This summary is based upon United States federal income tax law in effect on the date of this prospectus, which is subject to change or different interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as common stock or warrants held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and domestic and foreign tax-exempt organizations (including private foundations)) or to persons that will hold our common stock or warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (1) United States federal income tax consequences to a Non-U.S. Holder, as defined below, that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual who is (or deemed to be) present in the United States for 183 or more days during the taxable year, (C) owns (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants or (D) is a corporation which operates through a United States branch, and (2) state, local, or non-United States tax considerations. This summary assumes that investors will hold our common stock and warrants that comprise the units as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Each prospective investor is urged to consult his tax advisor regarding the United States federal, state, local, and non-United States income and other tax consequences of the purchase, ownership, and disposition of the units.

For purposes of this summary, a “United States person” is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a United State court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A “U.S. Holder” is a beneficial holder of our units, common stock and warrants that is a United States person, and a “Non-U.S. Holder” is a beneficial holder of our units, common stock and warrants that is not a U.S. Holder. If a partnership holds our units, common stock or warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, common stock or warrants, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our units, common stock or warrants.

General

Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Taxation of U.S. Holders

Distributions. If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. Holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants. A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, or other taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) or warrants in an amount equal to the difference between the amount realized from the sale, exchange or other disposition and the holders adjusted tax basis in the common stock or warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the disposed of common stock or warrants exceeds one year. A U.S. Holder’s initial tax basis in the common stock and warrants generally will equal the U.S. Holder’s acquisition cost (i.e., the portion of the purchase price of a unit allocated to that common stock and warrants, as the case may be). Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of Warrants. Upon the exercise of a warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the warrant. In the event that a warrant lapses unexercised, a U.S. Holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses are subject to certain limitations.

Conversion of Common Stock. In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Distributions”. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, you should consult your tax advisor as to whether the conversion right with respect to your common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. Holder and qualifying dividend income treatment for distributions received by a non-corporate U.S. Holder.

Information Reporting and Backup Withholding. A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. Holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding.

A U.S. Holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability.

Taxation of Non-U.S. Holders

Distributions. Any cash distributions paid out of our earnings and profits, as determined under United States federal income tax principles, to a Non-U.S. Holder will generally be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below), we may withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Non-U.S. Holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants. A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants, unless we are a “United States real property holding corporation” at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period. A corporation will be classified as a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a United States real property holding corporation, but upon or after the occurrence of a business combination, we may become a United States real property holding corporation.

If we become a United States real property holding corporation, a Non-U.S. Holder will be subject to United States federal income tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants in the same manner as described above under the caption “Taxation of U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.” In addition, upon such disposition, the Non-U.S. Holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock described above generally would not apply to any Non-U.S. Holder who is treated as beneficially owning actually or constructively 5% or less of our common stock at all times during the shorter of the five-year period preceding the date of the disposition or the Non-U.S. Holder’s holding period.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable treaty.

United States federal backup withholding at the current rate of 28% generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Proceeds from the disposition or redemption of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States office of a non-United States broker generally will not be subject to information reporting or backup withholding if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated             , 2007, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following respective numbers of units:

Underwriter	Number of Units
Credit Suisse Securities (USA) LLC	43,750,000
Roth Capital Partners LLC	18,750,000
Total	62,500,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 9,375,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $         per share. After the initial public offering, the representative may change the public offering price and concession.

The following table summarizes the compensation we will pay:

	Per Unit		Total(1)
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts and commissions paid by us(2)	$0.56	$0.56	$35,000,000	$40,250,000

(1)	The total does not include the fair value of the purchase option we have agreed to sell to the underwriters.
(2)	Excludes $17,500,000, or $20,125,000 if the underwriters’ over-allotment option is exercised in full ($0.28 per unit), of the underwriting discount, equal to 3.5% of the gross proceeds of the public offering of units, that the underwriters have agreed to defer until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

We estimate that the total expenses of the offering, excluding underwriting discounts, will be $750,000, all of which will be payable by us. These expenses will be partially funded by a loan of $258,300, plus interest, made by Mr. Heckmann, which loan will be repaid from the proceeds of this offering. Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public stockholders (including our founders with respect to the common stock that is part of the 687,500 founders’ units) along with any undistributed interest accrued thereon.

Credit Suisse Securities (USA) LLC has informed us that the underwriters do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares of common stock being offered.

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 3,125,000 units. The units, which are issuable upon cashless exercise of this option, are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The option may be exercised on a cashless basis. The option and the 3,125,000 units, the 3,125,000 shares of common stock and the 3,125,000 warrants underlying such units, and the 3,125,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of the prospectus. These rights apply to all securities directly or indirectly issuable on exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable upon exercise of the option, other than underwriting commissions incurred by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be $             using an expected life of five years, volatility of     % and a risk-free interest rate of     %. The expected volatility of approximately     % was estimated by management based on an evaluation of the historical volatilities of publicly traded peer companies. We have no trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the “Securities Act”) relating to, any units, warrants or shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 180 days after the date of this prospectus except in connection with the consummation of a business combination.

Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes), our founders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants or shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our units, warrants or common stock, whether any of these transactions are to be settled by delivery of our units, warrants or common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of one year from the date we complete a business combination, except that the 4,500,000 founders’ warrants may be transferred after the 90th day following the consummation of a business combination.

The underwriters have reserved for sale at the initial public offering price up to              units for employees, directors and other persons associated with us who have expressed an interest in purchasing units in the offering. The number of units available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved units. Any reserved units not so purchased will be offered by the underwriters to the general public on the same terms as the other units.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We will apply to list the units and the common stock and warrants comprising the units on The American Stock Exchange, under the symbols “            ”, “            ” and “            ”, respectively.

Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they received, or will receive, customary fees and expenses. Specifically, certain of the underwriters for this offering acted as financial advisors to certain affiliates of our founders in their purchases and sales of businesses and assets.

Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	the ability of our management and their experience in identifying operating companies;

•	our prospects for acquiring an operating business at attractive values;

•	our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors, together with market valuations and the financial performance of other publicly traded companies in our industry, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

•

Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. Credit Suisse Securities (USA) LLC may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Other Terms

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination. In addition, any of the underwriters may assist us in raising additional capital in the future for which they will be entitled to receive customary fees.

Private Placement

We will directly offer 556,250 units and 4,500,000 warrants exercisable for 4,500,000 shares of our common stock at a price of $8.00 per unit and $1.00 per warrant to Heckmann Acquisition, LLC, an entity affiliated with Mr. Heckmann. In addition, we will privately sell a total of 131,250 units at a price of $8.00 per unit to our directors, other than Mr. Heckmann, for an aggregate of $1,050,000. We will receive the entire aggregate gross proceeds from the shares offered to our founders, and these units and warrants are not part of the underwritten offering, and none of the underwriters will participate as an underwriter, placement agent or in any other offeror capacity in connection with the sale of, and will not receive any commission or discount on, these units and warrants.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the units in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of units are made. Any resale of the units in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the units.

Representations of Purchasers

By purchasing units in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under Resale Restrictions, and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the units to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the units, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the units. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the units were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Skadden, Arps, Slate, Meagher & Flom, LLP, Los Angeles, California. Simpson Thacher & Bartlett LLP, Palo Alto, California, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Heckmann Corporation, at June 22, 2007, and for the period from May 29, 2007 (inception) through June 22, 2007, appearing in this prospectus and registration statement have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

HECKMANN CORPORATION

(a corporation in the development stage)

FINANCIAL STATEMENTS

As of June 22, 2007 and for the

Period from May 29, 2007 (inception) to June 22, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Heckmann Corporation

We have audited the accompanying balance sheet of Heckmann Corporation (a corporation in the development stage) (the “Company”) as of June 22, 2007, and the related statements of stockholders’ equity and cash flows for the period from May 29, 2007 (inception) to June 22, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heckmann Corporation as of June 22, 2007, and its cash flows for the period from May 29, 2007 (inception) to June 22, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Heckmann Corporation will continue as a going concern. As more fully described in Note 1, the Company has no present revenue, its business plan is dependent upon completion of a financing and the Company’s cash and working capital as of June 22, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Diego, California

June 22, 2007

HECKMANN CORPORATION

(a corporation in the development stage)

BALANCE SHEET

June 22, 2007

Assets
Current assets:
Cash and cash equivalents	$330,175

Total current assets	330,175
Deferred offering costs	115,000

Total assets	$445,175

Liabilities and stockholders’ equity
Current liabilities:
Note payable, stockholder	$258,300
Accrued expenses	115,000

Total current liabilities	373,300
Common Stock subject to possible redemption; 2,343,750 shares at $0.004 per share	9,375
Stockholders’ equity:
Common Stock—$0.001 par value, 50,000,000 shares authorized; 17,968,750 issued and outstanding	17,969
Additional paid-in capital	44,531

Total stockholders’ equity	62,500

Total liabilities and stockholders’ equity	$445,175

See accompanying notes.

HECKMANN CORPORATION

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage
	Shares	Amount			Total
Balance at May 29, 2007 (inception)	—	$—	$—	$—	$—
Initial capital from founding stockholders	17,968,750	17,969	53,906	—	71,875
Net proceeds subject to possible redemption of 2,343,750 shares	—	—	(9,375)	—	(9,375)

Balance at June 22, 2007	17,968,750	$17,969	$44,531	$—	$62,500

See accompanying notes.

HECKMANN CORPORATION

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

May 29, 2007 (inception) to June 22, 2007
Financing activities
Proceeds from sale of common stock	$71,875
Proceeds from stockholder note payable	258,300

Net cash provided by financing activities	330,175

Net increase in cash and cash equivalents	330,175
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$330,175

See accompanying notes.

HECKMANN CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

June 22, 2007

1. Organization and Business Operations

Heckmann Corporation (the “Company”) is a newly formed blank check company organized for the purpose of acquiring an operating business, through a purchase, asset acquisition or other similar business combination. The Company was incorporated in Delaware on May 29, 2007 and with a fiscal-year end of December 31. The Company has neither engaged in any operations nor generated any revenue. The Company is considered in the development stage and is subject to the risks associated with development stage companies. As such, the Company’s results consist primarily of capital raising activities through June 22, 2007, and its ability to begin planned operations is dependent upon completion of the financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of a proposed offering of Units (as defined in Note 6 below) (the “Proposed Offering”), and the proposed private placement of 687,500 units and 4,500,000 warrants that will be consummated immediately prior to the Proposed Offering (the “Private Placement”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering and the Private Placement, at least ninety-eight percent (98%) of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested only in United States government securities or in money market funds, until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account as described below; provided, however, that a portion of the interest earned on the Trust Account (net of taxes payable on such interest) will be released to the Company to cover a portion of its operating expenses. The Company will withdraw such interest until a maximum of $4,500,000 of such interest has been released from the Trust Account. The $4,500,000 of interest earned on the Trust Account (net of taxes payable on such interest) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The initial Business Combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the net assets of the Company (excluding deferred underwriting discounts and commissions of $17,500,000, or $20,125,00 if the underwriters’ over-allotment option is exercised in full) at the time of the Business Combination. The Company, after signing a definitive agreement for the acquisition of one or more target businesses, will submit such transaction for stockholder approval. The Company will proceed with a Business Combination only if the Business Combination and an amendment to its amended and restated certificate of incorporation to its perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 30% of the shares sold in the Proposed Offering exercise their conversion rights. Voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. The Company’s existing stockholders prior to the Proposed Offering have agreed to vote all of the shares of common stock held by them immediately before the Proposed Offering either for or against a Business Combination in the same manner that the majority of the shares of common stock are voted by all of the public stockholders of the Company with respect to any Business Combination; however, they may cast votes with respect to any shares of common stock acquired in or following the Proposed Offering in any manner as they may determine in their sole discretion.

In the event that the Company does not consummate a Business Combination within 24 months after the date of the consummation of the Proposed Offering, the Company will liquidate and the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to

HECKMANN CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (continued)

June 22, 2007

1. Organization and Business Operations (continued)

the extent of their initial stock holdings; provided, however, that the Company’s existing stockholders will be entitled to distributions from the Trust Account in respect of the 687,500 shares of common stock included in the units expected to be purchased by them in the Private Placement. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 6). There will be no distribution from the Trust Account with respect to the warrants, and all rights of warrants will terminate upon the Company’s liquidation. The Company will pay the costs of dissolution and liquidation from its remaining assets outside of the Trust Account.

2. Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Deferred Offering Costs

Deferred offering costs consist primarily of legal and accounting fees incurred through the date of the balance sheet that are related to the Proposed Offering that will be charged to capital upon the receipt of the net proceeds of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

3. Recently Issued Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 also amends certain provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The Company does not expect the adoption of SFAS No. 159 in fiscal year 2008 to have a material impact on its results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which is effective for fiscal years beginning after November 15, 2007. SFAS No. 157 provides a definition of fair value, establishes acceptable methods of measuring fair value and expands disclosures for fair value measurements. The principles apply under accounting pronouncements which require measurement of fair value and do not require any new fair value measurements in accounting pronouncements where fair value is the relevant measurement attribute. The Company does not expect the adoption of SFAS No. 157 in fiscal year 2008 to have a material impact on its results of operations or financial position.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes. FIN No. 48, which is effective for fiscal years beginning after December 15, 2006, addresses the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. In addition, FIN No. 48 expands the disclosure requirements concerning unrecognized tax benefits as well as any significant changes that may occur in the next twelve months associated with such unrecognized tax benefits. The Company adopted FIN No. 48 upon formation.

HECKMANN CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (continued)

June 22, 2007

4. Equity

The Company has authorized 50,000,000 shares of common stock at a par value of $0.001 per share. There are 17,968,750 shares of common stock issued and outstanding as of June 22, 2007.

The Company issued an aggregate of 17,968,750 units to its founders for an aggregate of $71,875 in cash, at a purchase price of $0.004 per unit. Each unit consists of one share of common stock, and one warrant to purchase common stock at $6.00 per share. Of this total, 17,468,750 units were issued to Heckmann Acquisition, LLC, an entity that is owned by the Company’s Chairman and Chief Executive Officer, Mr. Richard J. Heckmann (“Heckmann”), and 500,000 units were issued to three other members of the Board of Directors. Up to 2,343,750 of these units will be redeemed by the Company at the original issue price of $0.004 per share, to the extent the underwriters for the Proposed Offering do not fully exercise the over-allotment option granted to them.

5. Related Party

Heckmann has loaned $258,300 to the Company to fund a portion of the expenses owed to third parties. The loan bears interest at a rate of 3.60% per year and will be payable on the earlier of December 1, 2007 or the consummation of the Proposed Offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

Heckmann will be paid a monthly fee of $10,000, beginning upon consummation of the offering, for certain administrative services, including office space, utilities and secretarial support. This arrangement is solely for the Company’s benefit and is not intended to provide its officers with compensation in lieu of a salary.

The Company’s officers and directors will be reimbursed, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on the Company’s behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by the Company, which will be reviewed only by the board or a court of competent jurisdiction if such reimbursement is challenged. Other than the $10,000 administrative fee payable to Heckmann and reimbursable out-of-pocket expenses payable to the officers and directors, no compensation or fees will be paid to any of the Company’s founders.

6. Proposed Offering (Unaudited)

The Proposed Offering calls for the Company to offer for public sale 62,500,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, par value $0.001 per share, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the consummation of a Business Combination or one year after the effective date of the registration statement and expiring four years after the effective date of the registration statement. No Warrant may be exercised unless, at the time of exercise, a post-effective amendment to the registration statement, or a new registration statement, is effective that includes a current prospectus relating to the common stock issuable upon exercise of the Warrant and the common stock underlying the Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrant. The Company is not required to net-cash settle any Warrant if it is unable to maintain a current prospectus. The Company may redeem the Warrants at a price of $0.01 per Warrant

HECKMANN CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (continued)

June 22, 2007

6. Proposed Offering (Unaudited) (continued)

upon 30 days notice and after the Warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $11.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. In addition, the Company may not call the Warrants unless the Warrants and the shares of common stock underlying the Warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption. If the foregoing provisions are satisfied and the Company calls the Warrants for redemption, each Warrant holder will then be entitled to exercise its Warrants prior to the date scheduled for redemption.

The Company has also agreed to sell to the underwriters, for $100, as additional compensation, an option to purchase up to a total of 3,125,000 units. The units issuable upon exercise of this option are identical to the other units offered by the Company except that the warrants included in the option have an exercise price of $7.50 per share (125% of the exercise price of the Warrants included in the Units sold in the Proposed Offering). This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a Business Combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity.

Dealer Prospectus Delivery Obligation

Until             , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

62,500,000 Units

Heckmann Corporation

Prospectus

Credit Suisse

Roth Capital Partners

            , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$32,571
NASD registration fee	75,500
American Stock Exchange application and listing fees	70,000
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Legal fees and expenses	350,000
Miscellaneous expenses	61,929

Total	$750,000

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Paragraph A of Article Ninth of our amended and restated certificate of incorporation provides, in part:

“The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.”

Pursuant to the Form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15.	Recent Sales of Unregistered Securities

(a) On June 21, 2007, we sold 17,968,750 units to our founders without registration under the Securities Act of 1933, as amended. Of this total, 17,468,750 units were issued to Heckmann Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann, 250,000 units were issued to Mr. Holtz, and 125,000 units were issued to each of Dr. Osborne and Mr. Quayle. Up to 2,343,750 of these units will be redeemed by us at the original issue price of $0.004 per share, to the extent the underwriters do not fully exercise the over-allotment option granted to them. The foregoing units were issued on June 21, 2007, and each recipient of such units is an “accredited investor” as defined under Regulation D of the Securities Act of 1933, as amended. As such, the foregoing units were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The units were sold for an aggregate offering price of $71,875 at a purchase price of $0.004 per unit. No underwriting discounts or commissions were paid with respect to such sales.

(b) On June 21, 2007, we entered into an agreement to sell 687,500 units to our founders without registration under the Securities Act of 1933, as amended. Of this total, 556,250 units will be sold to Heckmann

Acquisition, LLC, an entity that is owned by our Chairman and Chief Executive Officer, Mr. Richard J. Heckmann, and 43,750 units will be sold to each of Mr. Holtz, Dr. Osborne and Mr. Quayle. The foregoing units will be issued immediately prior to the consummation of this offering, and each recipient of such units will be an “accredited investor” as defined under Regulation D of the Securities Act, of 1933 as amended. As such, the foregoing units will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The units will be sold for an aggregate offering price of $5,500,000 at a purchase price of $8.00 per unit. No underwriting discounts or commissions will be paid with respect to such sales.

(c) On June 21, 2007, we entered into an agreement to sell 4,500,000 warrants to Heckmann Acquisition, LLC without registration under the Securities Act of 1933, as amended. The foregoing warrants will be issued immediately prior to the consummation of this offering, and each recipient of such warrants will be an “accredited investor” as defined under Regulation D of the Securities Act, of 1933 as amended. As such, the foregoing warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The warrants will be sold for an aggregate offering price of $4,500,000 at a purchase price of $1.00 per warrant. No underwriting discounts or commissions will be paid with respect to such sales.

Item 16.	Financial Statement and Exhibits.

(a) Financial Statements. See page F-1 for an index of the financial statements included in the registration statement.

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and Heckmann Corporation, dated June 21, 2007
4.5	Form of Unit Purchase Option among Heckmann Corporation, Credit Suisse Securities (USA) LLC and Roth Capital Partners LLC*
4.6	Specimen Representatives’ Unit Certificate
4.7	Specimen Representatives’ Warrant Certificate
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
10.1	Warrant and Unit Subscription Agreement between Heckmann Corporation and Heckmann Acquisition, LLC, dated June 21, 2007
10.2	Form of Registration Rights Agreement*
10.3	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, as trustee, and Heckmann Corporation
10.4	Promissory Note between Richard J. Heckmann and Heckmann Corporation, dated June 4, 2007
10.5	Form of Letter Agreement between Heckmann Acquisition, LLC and Heckmann Corporation
10.6	Form of Letter Agreement between Richard J. Heckmann and Heckmann Corporation
10.7	Form of Letter Agreement between Lou Holtz and Heckmann Corporation
10.8	Form of Letter Agreement between Alfred E. Osborne, Jr. and Heckmann Corporation

Exhibit No.	Description
10.9	Form of Letter Agreement between Dan Quayle and Heckmann Corporation
10.10	Form of Escrow Agreement between American Stock Transfer & Trust Company, as escrow agent, and Heckmann Corporation
10.11	Unit Subscription Agreement between Lou Holtz and Heckmann Corporation, dated June 21, 2007
10.12	Unit Subscription Agreement between Alfred E. Osborne, Jr. and Heckmann Corporation, dated June 21, 2007
10.13	Unit Subscription Agreement between Dan Quayle and Heckmann Corporation, dated June 21, 2007
10.14	Initial Unit Subscription Agreement between Heckmann Acquisition, LLC and Heckmann Corporation, dated June 21, 2007
10.15	Initial Unit Subscription Agreement between Lou Holtz and Heckmann Corporation, dated June 21, 2007
10.16	Initial Unit Subscription Agreement between Alfred E. Osborne, Jr. and Heckmann Corporation, dated June 21, 2007
10.17	Initial Unit Subscription Agreement between Dan Quayle and Heckmann Corporation, dated June 21, 2007
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of this registration statement)

*	To be filed by amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, state of California, on June 26, 2007.

Heckmann Corporation

By:	/s/ RICHARD J. HECKMANN
Richard J. Heckmann Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Heckmann his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD J. HECKMANN Richard J. Heckmann	Chief Executive Officer and Chairman of the Board (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 26, 2007

/S/ LOU L. HOLTZ Lou L. Holtz	Director	June 26, 2007

/S/ ALFRED E. OSBORNE, JR. Dr. Alfred E. Osborne, Jr.	Director	June 26, 2007

/S/ DAN QUAYLE Dan Quayle	Director	June 26, 2007